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STANDARD FORM 2                                          U.S. GOVERNMENT
FEBRUARY 1965 EDITION                                LEASE FOR REAL PROPERTY
GENERAL SERVICES ADMINISTRATION
FPR (41 CFR) 1016-601
------------------------------------------------------------------------------
DATE OF LEASE:                              LEASE No. GS-11B-40155 "NEG"
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THIS LEASE, made and entered into this date between PARCEL 49C LIMITED
PARTNERSHIP

whose address is: c/o Republic Properties Corporation  [See Lease Rider No.2 for
                  1130 Connecticut Avenue, NW, #650     additional notice party]
                  Washington, DC 20038

and whose interest in the property hereinafter described is that of OWNER, hereinafter called the LESSOR, and the UNITED STATES OF AMERICA, hereinafter called the Government.

WITNESSETH: The parties hereto for the considerations hereinafter mentioned, covenant and agree as follows:

1. The Lessor hereby leases to the Government the following described premises:

          1.) A TOTAL OF 287,453 NET USABLE SQUARE FEET (NUSF) OF OFFICE AND RELATED SPACE CONSISTING OF 313 NUSF ON FLOOR EL+14, 21,684 NUSF ON FLOOR EL+23, 24,535 NUSF ON FLOOR EL+35, 29,074 NUSF ON EACH OF FLOORS 1 THROUGH 7, AND 37,433 NUSF ON FLOOR 8, IN THE BUILDING KNOWN AS PORTALS BUILDING C, PHASE IIA, LOCATED AT 445 12TH STREET, SW, WASHINGTON, DC 20024 (AS SHOWN ON ATTACHED PLANS).

          2.)  ELEVEN OFFICIAL PARKING SPACES WITHIN THE BUILDING.

          3.) ONE LOADING DOCK DEDICATED TO THE EXCLUSIVE USE AND CONTROL OF THE GOVERNMENT ABLE TO ACCOMMODATE AT LEAST TWO 40' TRACTOR TRAILERS SIMULTANEOUSLY.

          4.) ONE PARKING SPACE FOR A TRUCK (14' LONG, 8' WIDE, 8' HIGH) CONTIGUOUS TO LOADING DOCK.

          5.) ROOFTOP SPACE OF AT LEAST 7,500 SQUARE FEET OF UNOBSTRUCTED ROOF SPACE WITH NO DIMENSION OF LESS THAN 60 FEET.

to be used for SUCH PURPOSES AS DETERMINED BY THE GOVERNMENT.

2. TO HAVE AND TO HOLD the said premises with their appurtenances for the term of twenty (20) years to commence in accordance with Lease Rider No. 1 attached hereto and with the commencement and expiration dates, TO BE SET FORTH IN SUPPLEMENTAL LEASE AGREEMENT NUMBER 1, subject to termination and renewal rights as may be hereinafter set forth.

3. The Government shall pay the Lessor annual rent of $11,169,200.00 at the rate of $830,766.67 per MONTH in arrears. Rent for a lesser period shall be prorated. Rent checks shall be made payable to:
     PARCEL 49C LIMITED PARTNERSHIP, C/O REPUBLIC PROPERTIES CORPORATION, 1130 CONNECTICUT AVENUE, NW, #650, WASHINGTON, DC 20038.

4. The Lessor shall furnish to the Government, as part of the rental consideration, the following:

A. ALL SERVICES, MAINTENANCE, ALTERATIONS, REPAIRS, AND UTILITIES IN ACCORDANCE WITH SPO NO. 85-100 AND ALL ATTACHMENTS AND RIDERS MADE A PART OF THIS LEASE, except that the Government shall reimburse the Lessor $6,522,214.00, either in a lump sum or amortized over the term of the Lease for the work required by the Performance Specifications in accordance with the terms and provisions of Rider No. 1 to the Lease.

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

5.   The following are attached and made a part hereof:

     1.   SOLICITATION FOR OFFERS (SPO) NO. 88-100 - 46 PAGES
     2.   AMENDMENTS 1-11 TO SFO 88-100 - 59 PAGES
     3.   SFO NO. 88-100 ATTACHMENT A - PERFORMANCE SPECIFICATIONS - 231 PAGES
     4.   SFO NO. 88-100 ATTACHMENT B - ALTERNATES SECTION - 3 PAGES
     5.   SFO NO. 88-100 ATTACHMENT C - SPACE PLANNING SCOPE OF WORK - 9 PAGES
     6.   SFO NO. 88-100 ATTACHMENT D - CLARIFICATIONS FOR SPECIAL
          REQUIREMENTS - 6 PAGES
     7.   LEASE RIDER #1 - TENANT DESIGN AND BUILDOUT - 8 PAGES
     8.   LEASE RIDER #2 - CLARIFICATIONS TO GENERAL CLAUSES - 4 PAGES
     9.   LEASE RIDER #3 - PURCHASE OPTION - 1 PAGE
     10.  LEASE RIDER #4 - TECHNICAL AND AWARDS FACTORS SUMMARY - 8 PAGES
     11.  LEASE RIDER #5 - ALTERNATE PROPOSALS - 2 PAGES
     12.  GSA FORM 3517, GENERAL CLAUSES (REV 1/91) - 24 PAGES
     13.  GSA FORM 3518, REPRESENTATIONS AND CERTIFICATIONS (REV 1/91) - 8 PAGES
     14.  GSA FORM 1217, LESSOR'S ANNUAL COST STATEMENT - 1 PAGE
     15.  SMALL BUSINESS ADMINISTRATION SUBCONTRACTING PLAN - 7 PAGES
     16.  FLOOR PLANS OF LEASED AREA - 5 PAGES
     17.  UNIFORM FEDERAL ACCESSIBILITY STANDARDS - 89 PAGES

6.   The following changes were made in this lease prior to its execution:

     PARAGRAPHS 4 AND 5 OF THIS STANDARD FORM 2 HAVE BEEN DELETED IN THEIR ENTIRETY.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names as of the date first above written.
--------------------------------------------------------------------------------

LESSOR - PARCEL 49C LIMITED PARTNERSHIP

BY:  Portals Development Associates Limited
     Partnership, General Partner

     BY:  Republic Properties Corporation,
          General Partner

          BY:
              ---------------------------
              President

IN THE PRESENCE OF: ___________________ ADDRESS _____________________________
--------------------------------------------------------------------------------
UNITED STATES OF AMERICA


     BY:_______________________________ CONTRACTING OFFICER, GSA, NCR, OPR, RED
--------------------------------------------------------------------------------

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    GENERAL SERVICES ADMINISTRATION       SUPPLEMENTAL AGREEMENT     DATE
      PUBLIC BUILDING SERVICE             NO. 1                      1/3/96
     SUPPLEMENTAL LEASE AGREEMENT         -----------------------------------
                                          TO LEASE NO.
                                          GS-11B-40155
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ADDRESS OF PREMISES
    The Portals, 445 - 12th Street, SW, Washington, DC 20024
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THIS AGREEMENT, made and entered into this date by and between
PARCEL 49C LIMITED PARTNERSHIP

whose address is
c/o Republic Properties Corporation
1250 Maryland Avenue, S.W., Suite 280
Washington, DC 20024

hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government.

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, effective upon complete execution hereof, as follows:

    Notwithstanding any other provisions of the lease, or attachments thereto, this SLA No. 1 shall govern over any other provision of the lease, or attachments thereto, with respect to the following:

1.   Amount of Space

     The Lessor leases to the Government, and the Government agrees to lease, the following described premises:

     A total of 449,859 NUSF of office and related space will be provided consisting of 7,098 NUSF on the Maine Avenue level; 49,845 NUSF on the 12th Street Entrance Level; 35,419 NUSF on the Courtyard Level; 54,265 NUSF each on Levels 1 through 3; 24,700 NUSF on Level 4; 38,579 NUSF each on Levels 5 through 7; and 54,265 NUSF on Level 8, in the building known as Portals Building, Phase II, located at 445 12th Street, S.W., Washington, DC 20024. (As shown on plans in Attachment A to this SLA No. 1). It is the intent of the Government that the Federal Communications Commission shall be the initial occupant of the leased space (this shall not in any way alter the Government's rights under the General Clauses incorporated in this Lease, including but not limited to clauses 12 and 13 thereof).

     Options for an additional Amount of Space are provided by paragraph 15 of this SLA No. 1.

See Continuation Pages 2-7 for additional terms and provisions of this SLA
No. 1.

All other terms and conditions of the lease shall remain in force and effect, except as specifically modified herein.

IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

-----------------------------------------------------------------------------

LESSOR PARCEL 49C LIMITED PARTNERSHIP, by Portals Development Associates Limited Partnership, Its Management Agent


     BY                                              General Partner
         --------------------------------   ---------------------------------
                   (Signature)                           (Title)

IN PRESENCE OF

                                                1250 Maryland Avenue, S.W.,
                                                      Washington, DC
         --------------------------------   ---------------------------------
                   (Signature)                          (Address)

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UNITED STATES OF AMERICA

    BY                                             Contracting Officer
         --------------------------------   ---------------------------------
                   (Signature)                      (Official Title)

-----------------------------------------------------------------------------

2.  Rental Rate

    The rental amount shall be based on an annual rental rate of $38.85 for the original 287,483 NUSF of space leased and $37.95 for the additional 162,376 NUSF of space leased pursuant to this SLA, for a total rental amount of $17,330,883.75 per annum, payable in equal monthly installments of $1,444,240.32 in arrears. The per annum rental rate for any option space shall be $37.95 per NUSF.

3.  Occupancy Date, Tenant Design and Buildout

    The initial phase of the leased space must be ready for occupancy no later than eighteen (18) months from the commencement of construction, and all of the leased space must be ready for complete occupancy no later than seven (7) months from initial occupancy, subject to the terms and conditions of Rider No. 1 to SFO 88-100, provided however, initial occupancy shall not be before July 1, 1997. Construction of the building of which the leased premises will be a part shall commence no later than one hundred twenty (120) days after the date of this SLA.

    The Government will provide to the Lessor within twenty (20) business days of the date the Federal Communications Commission is statutorily authorized to return to work through a Continuing Resolution or other funding or statutory authorization: (i) the specifications for those standard tenant improvements and those "Specials" (above lease standard tenant buildout requirements) which affect the base building structure or systems, (ii) the complete Program of Requirements for the FCC's consolidated headquarters, and (iii) the "blocking and stacking" for the FCC's consolidated headquarters.

    The design and the buildout of the tenant improvements to the leased space shall be done in approximately six (6) equal phases. Phase I will include at least the Commission Meeting Room (block outline only; the rest of the design intent information for this space will be included as part of Phase II), Computer Room, Print Plant, Hearing Rooms, Telecommunications Riser and Distribution System and the Twelfth Street Entrance and Courtyard Functions. The remaining phases shall be determined by the Government, but shall proceed generally from the lowest floor to the highest floor. Deviations from this general requirement shall be allowed to the extent such changes do not materially impact the design, construction and/or occupancy of the building and the leased space. The Government shall submit a phasing plan to Lessor in accordance with this provision within 30 days of the date of this SLA No. 1. Lessor shall prepare a schedule for the delivery of each phase in accordance with the requirements of this SLA and Rider No. 1 to the Lease, within 30 days of the receipt by Lessor of the Government's phasing plan.

    The Government shall prepare the Design Intent Drawings generally in accordance with Rider No. 1 to the Lease provided that the Design Intent Drawings shall be delivered to Lessor in accordance with the following schedule:

                         Phase One         February 8, 1996
                         Phase Two          April 10, 1996
                         Phase Three         May 15, 1996
                         Phase Four          June 24, 1996
                         Phase Five         August 7, 1996
                         Phase Six        September 20, 1996


    In the event that the Government fails to deliver the Design Intent
Drawings in accordance with the schedule set forth above, the delay shall be Government delay and in accordance with Rider No. 1 to the lease, there shall be a day-for-day delay in the delivery date. Delay in a prior phase shall not automatically constitute delay in a subsequent phase.



    Supplemental Lease Agreement to Lease No. GS-11B-40155 - Page 2 of 7
                                                  Lessor _____ Government _____

4.  Tax Adjustment

    The Government's percentage of occupancy for determining its percentage share of any increases in real estate taxes is established as 82.41%, subject to proportional adjustment to reflect the increase in the leased space in the event the Government exercises any or all of the options as set forth in paragraph 15 of this SLA. Following delivery and acceptance of the leased space, the Government's percentage share of the leased space shall be adjusted if necessary to reflect the measurement of the leased space.

5.  Operating Costs

    The base rate for operating cost adjustments was established as $4,183,688.70 for the twelve (12) month period beginning June of 1993, subject to proportional adjustment to reflect the increase in the leased space in the event the Government exercises any or all of the options as set forth in paragraph 15 of this SLA. Immediately upon commencement of the lease, and each year thereafter, the Government shall pay adjusted rent for changes in the cost of services in accordance with the base rate. For purposes of calculating the adjustment for operating costs in accordance with paragraph 20 Operating Costs, "the index figure published for the month prior to rent commencement date" shall mean the index figure published for May of 1993. No adjusted rent for operating costs shall be due, or interest thereon payable, for any period prior to lease commencement as determined in accordance with this SLA No. 1.

6.  Performance Specifications, Unit Costs for Adjustments, and Alternates

    Pricing for the Special Requirements Performance Specifications shall be adjusted by multiplying the amount in question by the percentage of change in the Cost of Living Index. The percentage change shall be computed by comparing the index figure for March of 1993 with the index figure for the month in which the work containing the units are accepted, or the Leases Commencement Date, whichever is later. The Contractor, A/E and Lessor's markups for any other above SFO standard work requested by the Government shall be as set forth in the pricing or the Special Requirements Performance Specifications. Within forty-five (45) days of the date of execution of this SLA, the Lessor and the Government shall renegotiate the Unit Costs for Adjustments. Pricing for Alternate Proposals (Rider No. 5) is deleted in its entirety.

7.  Acceptance of Plans

    The Government accepts the Lessor's plans as reflected on the attached schematics for the base building as satisfying the requirements of SFO 88-100. To the extent that any changes are made to the special and other elements of the building after the date of this SLA at the Government's request and such change increases the Lessor's cost or time of performance, then the Government shall provide the Lessor with an equitable adjustment in accordance with General Clause 17 of GSAF 3517 for its reasonable costs and delays resulting from such changes.

8.  Assignability

    Lessor may sell, assign or transfer the lease or its interest therein, including the rights and obligations set forth, and if the Government is reasonably satisfied with the ability of the assignee to perform, the Parcel 49C Limited Partnership will be discharged of any further obligations under the lease. If, by virtue of the sale, assignment, or transfer, Parcel 49C Limited Partnership is no longer the Lessor, the Government and the successor lessor shall execute a Novation Agreement generally in the form set forth in Part 42 of the Federal Acquisition Regulation.

    Supplemental Lease Agreement to Lease No. GS-11B-40155 - Page 3 of 7
                                                  Lessor _____ Government _____

9.  Codes, Standards, and Requirements

    For purposes of paragraph 29 of the lease, Codes Standards and Requirements, the "latest edition" of the codes and standards with which the proposal must comply, shall be the latest edition in effect as of September 1, 1995.

10. General Clauses

    PARA  3.  Termination for Default

    General Clause 3 is amended by adding at the end: "Notwithstanding the foregoing, the Government will not terminate the lease agreement, but will rely on its other rights and remedies."

    PARA 15.   Failure in Performance

    Rider No. 2 clarifying General Clause 15, is amended to provide that the period of time within which to cure the failure must be "reasonable", and that the provision for waiving notice in the event of an emergency is deleted. Additionally, the Government shall send a copy of the required notice to Lessor's Lender at the address to be provided by Lessor. The following shall be added at the end of the clause: "The maximum amount the Government may deduct from the rent during any year of the lease term pursuant to paragraph 15 of the General Clauses shall not exceed an amount equal to $8.50 per NUSF of space leased by the Government under this lease, with the understanding that such offset limitation amount shall increase each during the term of the lease by using the same methodology as used to calculate increases in the base rate for operating costs in accordance with Paragraph 20, Operating Costs." Subject to the foregoing limitation on the amount the Government may deduct during any particular year, the Government may carry forward (but not backward) any excess amounts not deducted in a particular calendar year because of the deduction limitation and take such deductions in subsequent calendar years. The foregoing shall not limit the Government's right to pursue other rights and remedies it may have in connection with such failure in performance.

11. Rent Commencement

    The Government's obligation to pay rent for the Phase 1 space shall commence on July 1, 1997, for the Phase 2 space shall commence on August 15, 1997, for the Phase 3 space shall commence on October 10, 1997, for the Phase 4 space shall commence on November 19, 1997, for the Phase 5 space shall commence on January 2, 1998 and for the Phase 6 space shall commence on February 1, 1998. This obligation shall be absolute and unconditional in all events, and, as a contractual matter, is not subject to any setoff, defense, counterclaim, recoupment, deduction or abatement or any other right, except as set forth in General Clause 15 as amended. The 20-year lease term shall be deemed to commence on the composite lease commencement date as provided in paragraph H of Rider No. 1 to the Lease and shall expire on the 20th anniversary of the composite lease commencement date.

12. Liquidated Damages

    In the event that a particular phase has not been determined to be substantially complete in accordance with paragraph G of Rider No. 1 to the Lease by the applicable rent commencement date as set forth in paragraph 11 above, then, only in the case of and to the extent of Lessor delay, rather than an adjustment to the rent commencement date or any other provisions for liquidated damages, the Government shall be paid by the Lessor, within thirty
(30) days of the date of a Notice to Lessor, liquidated damages equal to the rent payable with respect to each phase for the period of time from the rent commencement date for that phase, until the phase has been determined to be substantially complete. Under no circumstances shall the Government's failure to provide a Notice be deemed a waiver of either the Government's right to receive liquidated damages or the date from which such damages are measured.


    Supplemental Lease Agreement to Lease No. GS-11B-40155 - Page 4 of 7
                                                  Lessor _____ Government _____

13. No Fault Delay

    In the event that the Government's occupancy of all or any portion of the leased space is delayed due to an act of force majeure or as a result of any other circumstance which is not the fault of the Government and for which the Government is not otherwise compensated pursuant to the terms of this lease as amended by this SLA, then in consideration of the Government's agreement to commence paying rent notwithstanding such event of force majeure or other uncompensated delay as set forth in paragraph 11 above, the Government, at its option (to be exercised prior to the end of the fifteenth lease year), may extend the lease term for a period equal to the period of force majeure or other uncompensated delay, but in no event to exceed twelve (12) months, on the same terms and conditions as set forth herein, provided that the rent for such period shall be equal to $3.75 per NUSF plus the amount of the base operating expenses as escalated to the date of such extension as provided in paragraph 20 of SFO 88-100 attached to and incorporated in the lease and amended by this SLA, including paragraph 5 above and subject to the understanding that the Government shall be liable for its percentage share of the real estate taxes for the building for the extension period. In no event shall the Lessor be obligated to carry out any upgrading or refurbishments to the leased space (such as installing new carpet or repainting the walls) during such extended period of the lease term, other than as may be required as part of the normal day to day maintenance and operation of the leased space.

14. Performance and Payment Bonds

    Prior to the commencement of construction of any of the improvements, Lessor shall furnish or cause to be furnished, a performance and payment bond or bonds that name the United States of America, acting by and through the General Services Administration, as a Co-Obligee thereunder. Each such bond or bonds shall be in the form of, or substantial equivalent of, the forms then currently approved for use by the American Institute of Architects. The Payment and Performance Bond shall be issued with a penal amount of not less than 100% of the cost of construction. Such bond shall be issued by a surety company or companies listed by the Department of Treasury as "Companies Holding Certificates of Authority As Accepted Sureties On Federal Bonds And As Acceptable Reinsuring Companies" as revised annually on July 1 (See Federal Register Vol. 57, No. 127) and the surety shall verify in writing that such performance and payment bond shall not be subject to revocation, modification or cancellation without the prior written approval of the Government.

15. Options to Increase Demised Premises

    The Government shall have three (3) options to lease additional space upon the same terms and conditions as set forth in the SLA No. 1 for the leased premises (including the same weighted average lease and rent commencement date for the option space as provided for the leased space described in paragraph 1 above), as set forth below. The options may be exercised in any order or in any combination, but the options must be exercised by giving written notice to the Lessor by no later than December 31, 1996, and if such options are not exercised by such dates they shall expire and be of no further force and effect.

    (i)   An additional 47,058 NUSF on Levels 5, 6, and 7; and

    (ii)  An additional 29,565 NUSF on Level 4; and

    (iii) An additional 8,648 NUSF on the Courtyard Level.

    Attachment B hereto contains floor plans which depict the option space.

16. Food Service Establishments

    Lessor agrees to make arrangements, from time to time, with retail food service establishments or contractors for the provision of a cafeteria, other moderately priced restaurants, or food service establishments to operate at the Portals site. These establishments shall be open to the public, including the non-exclusive use of


    Supplemental Lease Agreement to Lease No. GS-11B-40155 - Page 5 of 7
                                                  Lessor _____ Government _____

Government personnel at time reasonably consistent with the commercial practices of such establishments. The Lessor agrees to use its best efforts to obtain food service establishments or contractors to provide full service throughout the normal work day, including breakfast and lunch service and afternoon (post lunch hour) limited service. These arrangements shall provide that a minimum of 400 seats are continuously available for use in the combined establishments, commencing at least by the composite lease commencement date established by SLA and continuing for ten years thereafter. Paragraph 23 of SLA 88-100 is deleted and replaced with the following: The Government shall not operate, lease or contract for any food service, vending or retail facilities within its leased space which competes with the food service which the Lessor is obligated to provide under this SLA No. 1. A satisfactory site for a "Randolph-Sheppard" vending facility (defined for purposes of this lease as a small vending machine and snack bar area without seating, but not a cafeteria) determined pursuant to 20 U.S.C. Section 107a and implementing regulations at 34 C.F.R. Section 395.31 shall be deemed not to compete with the food service to be provided by the Lessor. GSA will control the number, kind, and location of vending machines within the vending facility. The
Lessor is required to provide necessary utilities and to make related alterations. The cost of the improvements will be negotiated and payment will be made on a lump sum basis.

17. Small Business Subcontracting Plan

    Within forty-five (45) days of the execution of this SLA, the Lessor shall update its Small Business Subcontracting Plan to reflect the increased amount of space leased by the Government. The updated Subcontracting Plan shall use the same percentage goals as contained in the current Plan.

18. Loading Dock Parking

    The Government shall have the right to park a vehicle in the North loading dock in a space designated by the Lessor overnight without additional cost to the Government.

19. Lobby Displays

    The Government shall have the right, subject to prior approval of the Lessor, not to be unreasonably withheld, to set up and maintain visual displays in the Twelfth Street and Maine Avenue Level entrance lobbies from time to time during the term of the Lease. The Government shall not be required to pay any additional rent for such use so long as Lessor does not incur any additional expenses as a result of such use.

20. Daycare Center, Fitness Center

    The Lessor agrees to use vigorous efforts to lease space on the Courtyard level of the Portals Phase I building to a daycare center operator who will operate a daycare center in such space and shall offer daycare services first to occupants of the Portals Phase I and Phase II buildings and then to the general public. "Vigorous efforts" shall not include an obligation on the part of the Lessor to offer financial incentives or operating subsidies to induce a daycare center operator to lease such space and operate a daycare facility in such space or for Lessor to take operating risks with respect to any daycare facility. If the Lessor does not lease space in the Portals I building to a daycare provider for the operation of a daycare facility, the Lessor shall make such space available for lease by the Government as additional option space for the operation of a daycare facility if such space remains available for lease.

    Government employees shall have equal priority with occupants of the Portals Phase I building to join the health club facility located in the Portals Phase I building, which rights shall be in preference to anyone who is not a tenant in either the Portals Phase I or Portals Phase II buildings.

21. Release of Claims

    In consideration for the Government's execution of this SLA, the Lessor releases the Government, as of the date this SLA is executed, of and from any and all claims, demands for relief, remedies or equitable


    Supplemental Lease Agreement to Lease No. GS-11B-40155 - Page 6 of 7
                                                  Lessor _____ Government _____
adjustments, known and unknown, of any nature or description whatsoever, legal or equitable, which relate directly or indirectly or in any manner whatsoever to the execution of Lease No. GS-11B-40155 on August 12, 1994, the administration of the Lease up to the date this SLA No. 1 is executed by all parties, including but not limited to any actions or omissions by the Government prior to such date, the Agreement dated August 12, 1994 between the parties, and the action designated as Parcel 49C Limited Partnership v. United States. The foregoing release shall in no way relieve the Government from its obligations under this Lease as amended by this SLA No. 1 from and after the date this SLA No. 1 is executed by all parties hereto.





















    Supplemental Lease Agreement to Lease No. GS-11B-40155 - Page 7 of 7
                                                  Lessor _____ Government _____

-----------------------------------------------------------------------------
    GENERAL SERVICES ADMINISTRATION       SUPPLEMENTAL AGREEMENT     DATE
      PUBLIC BUILDING SERVICE             NO. 2                      3/26/96
     SUPPLEMENTAL LEASE AGREEMENT         -----------------------------------
                                          TO LEASE NO.
                                          GS-11B-40155
-----------------------------------------------------------------------------
ADDRESS OF PREMISES
     The Portals, 445 - 12th Street, SW, Washington, DC 20024
-----------------------------------------------------------------------------

THIS AGREEMENT, made and entered into this date by and between PARCEL 49C LIMITED PARTNERSHIP whose address is
c/o Republic Properties Corporation
1250 Maryland Avenue, S.W., Suite 280
Washington, DC 20024

hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government.

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, effective upon complete execution hereof, as follows:

The General Clauses attached to and incorporated in the Lease are hereby amended as follows:

Clause 11 of the General Clauses is amended and restated in its entirety to read as follows:

     (a) If the said premises be totally destroyed by fire or other casualty, the Government shall have the right to terminate this Lease by written notice to Landlord within one hundred twenty (120) days after the occurrence of such event. In the event the Government fails to provide written notice of termination as aforesaid or elects not to terminate this Lease then the Lessor shall commence repair and restoration in accordance with subparagraph (b) below; it being understood that all references to partial destruction or damage in subparagraph (b) below shall be deemed to mean total destruction for purposes of this subparagraph (a).

     (b) In the event of partial destruction or damage that renders the entire premises untenantable, as reasonably determined by the Government, then (1) the Lessor shall, within one hundred twenty (120) days, diligently commence the repair or restoration of the entire leased premises to a tenantable condition and shall complete such repair or restoration within such one hundred twenty (120) day period by diligent commencement and continuous pursuit of such repair or restoration, or if such repair or restoration cannot be completed in such one hundred twenty (120) day

See Continuation Pages 2 and 3 for additional terms and provisions of this SLA No. 2.

All other terms and conditions of the lease shall remain in force and effect, except as specifically modified herein.

IN WITNESS WHEREOF, the parties subscribed their names as of the above date.
-----------------------------------------------------------------------------

LESSOR PARCEL 49C LIMITED PARTNERSHIP, by Portals Development Associates Limited Partnership, Its Management Agent

     BY                                              General Partner
         -----------------------------        -------------------------------
                   (Signature)                           (Title)

IN PRESENCE OF

                                                 1250 Maryland Avenue, S.W.,
                                                      Washington, DC
         -----------------------------        -------------------------------
                    (Signature)                         (Address)
-----------------------------------------------------------------------------

UNITED STATES OF AMERICA

    BY                                             Contracting Officer
         -----------------------------        -------------------------------
                   (Signature)                      (Official Title)
-----------------------------------------------------------------------------

     (b) (continued) period with diligent commencement and continuous pursuit of such repair or restoration, such repair or restoration shall be completed as soon as is reasonably practicable, (2) the rent during the period of partial destruction or damage shall be wholly abated during the period that such partial destruction or damage to any portion of the premises renders the entire premises untenantable effective from the date of such partial destruction or damage, (3) the Government shall reoccupy the premises upon completion of such repairs or restoration and (4) the Government shall not be permitted to terminate this Lease as a result of such partial destruction or damages so long as the Lessor diligently commences to repair or restore and thereafter diligently and continuously pursues such repair or restoration to completion.

     (c) In the event of a partial destruction or damage that renders a part of the premises untenantable, as reasonably determined by the Government, then (1) the Lessor shall, within one hundred twenty (120) days, diligently commence the repair or restoration of such portion of the leased premises to the condition in which such part of the premises existed before such destruction or damage and complete such repair or restoration within such one hundred twenty (120) day period by diligent commencement and continuous pursuit of such repair or restoration, or if such repair or restoration cannot be completed within such one hundred twenty (120) day period with diligent commencement and continuous pursuit of such repair or restoration, such repair or restoration shall be completed as soon as is reasonably practicable, (2) the rent during the period of partial destruction or damage shall be proportionately abated during the period that such part of the premises is untenantable effective from the date of such partial destruction or damage, (3) the Government shall reoccupy such part of the premises upon completion of such repairs or restoration and (4) the Government shall not be permitted to terminate this Lease as a result of such partial destruction or damage so long as the Lessor diligently and continuously pursues such repair or restoration to completion. Solely for purposes of determining the proportion of rent that shall be abated during such period of untenantability, any part of the premises that have not been rendered untenantable by such partial destruction or damage but the use of which by the Government is substantially related to and dependent upon the availability of such parts of the premises that have been rendered untenantable by such partial destruction or damage shall be deemed to have been rendered untenantable for such period of untenantability.

     (d) As soon as practicable after a partial destruction of damage to the premises, but in no event more than thirty (30) days thereafter, the Lessor shall provide to the Government a schedule and plans for accomplishing the repair or restoration. The Government shall have the right to review and approve such schedule and plans for repair or restoration of the premises, with the Government's approval not to be unreasonably withheld, conditioned or delayed.

     (e) Nothing in this Lease shall be construed as relieving Lessor from liability for damage to or the destruction of property of the United States of America caused by the willful or negligent act or omission of the Lessor.

     (f) In the event of a fire or other casualty not caused by the Government, its employees, agents, contractors or invitees which renders all or a portion of the leased premises untenantable, but with respect to which the Lease is not terminated and the leased premises will be repaired and restored and the Government will reoccupy the damaged portion of the leased premises as provided in subparagraphs (b) or (c) above, Lessor, to the extent of insurance proceeds available therefor, will reimburse the Government for reasonable moving and temporary relocation costs and expenses (which shall not include any rental expense to provide temporary space other than rental costs in excess of the rent abated as a result of the fire or other casualty, any costs to replace personal property damaged or destroyed as a result of the casualty or any costs to repair or restore the leased premises to the condition such space was in prior to the casualty, but shall include all other third party costs incurred by the Government to provide temporary replacement space for the tenant agency occupying the leased space until such space has been repaired and is again ready for Government occupancy) the Government may incur in connection with the casualty affecting the leased premises. To the extent such moving and temporary relocation costs exceed


    Supplemental Lease Agreement to Lease No. GS-11B-40155 - Page 2 of 3
                                                  Lessor _____ Government _____
available insurance proceeds, the Government shall have the option (to be exercised no later than six months following the re-acceptance of the leased space following the casualty) to extend the term of the lease for a number of days equal to (i) the amount of such excess costs, but in no event more than $9,578,250.00, divided by the product of $25.80 multiplied by the square footage of the leased premises, (ii) multiplied by 365. During such lease extension the total annual rent payable by the Government shall be equal to $3.75 per/NUSF plus the amount of the base operating expenses as escalated to the date of such extension as provided in paragraph 20 of SFO 88-100 attached to and incorporated in the lease as amended by SLA No. 1 to the lease and subject to the understanding that the Government shall continue to be liable for its percentage share of real estate taxes for the building for such extension period. As part of its usual and customary insurance, Lessor will carry "extra expense coverage" or a similar type endorsement to its fire and casualty insurance policy in an amount of $5,000,000, if and to the extent commercially available, which will be available to reimburse Lessor for various costs and expenses associated with the casualty, including reasonable moving and temporary relocation costs and expenses of the Government which it may incur in connection with a casualty effecting the leased premises.target































    Supplemental Lease Agreement to Lease No. GS-11B-40155 - Page 3 of 3
                                                  Lessor _____ Government _____

------------------------------------------------------------------------------

                              GENERAL CLAUSES
           (Acquisition of Leasehold Interests in Real Property)

------------------------------------------------------------------------------


CATEGORY          CLAUSE NO.     48 CFR REF.   CLAUSE TITLE
--------          ----------     -----------   ------------------------------------------
DEFINITIONS           1          552.270-10    Definitions
GENERAL               2          552.270-11    Subletting and Assignment
                      3          552.270-18    Successors Bound
                      4          552.270-34    Subordination, Nondisturbance and
                                               Attornment
                      5          552.270-35    Statement of Lease
                      6          552.270-36    Substitution of Tenant Agency
                      7          552.270-37    No Waiver
                      8          552.270-38    Integrated Agreement
                      9          552.270-39    Mutuality of Obligation

PERFORMANCE          10          552.270-27    Delivery and Condition
                     11          552.270-28    Default in Delivery - Time Extensions
                     12          552.270-30    Progressive Occupancy
                     13          552.270-32    Effect of Acceptance and Occupancy
                     14          552.270-12    Maintenance of Building and Premises-Right
                                               of Entry
                     15          552.270-17    Failure in Performance
                     16          552.270-33    Default by Lessor During the Term
                     17          552.270-13    Fire and Casualty Damage
                     18          552.270-15    Compliance with Applicable Law
                     19          552.270-19    Alterations
                     20                        Acceptance of Space

INSPECTION           21         552.270-16     Inspection-Right of Entry

PAYMENT              22         552.232-71     Prompt Payment
                     23         552.232-73     Electronic Funds Transfer Payment
                     24         552.232-72     Invoice Requirements
                     25         52.232-23      Assignment of Claims
                     26                        Payment

STANDARDS            27         52.203-1       Officials Not To Benefit
OF CONDUCT           28         552.203-5      Covenant Against Contingent Fees
                     29         52.203-7       Anti-Kickback Procedures
                     30         52.203-9       Requirement for Certificate of Procurement
                                               Integrity-Modification

ADJUSTMENTS          31         552.203-73     Price Adjustment for Illegal or
                                               Improper Activity
                     32         52.215-22      Price Reduction for Defective Cost or
                                               Pricing Data
                     33         552.270-20     Proposals for Adjustment
                     34         552.270-21     Changes

AUDITS               35         52.215-1       Examination of Records by
                                               Comptroller General
                     36         552.215-70     Examination of Records by GSA

DISPUTES             37         52.233-1       Disputes


INITIALS: ___________ & ___________    1
          LESSOR        GOVERNMENT

CATEGORY          CLAUSE NO.     48 CFR REF.   CLAUSE TITLE
--------          ----------     -----------   ------------------------------------------
ENVIRONMENTAL        38          552.270-40    Asbestos and Hazardous Waste Management
PROTECTION

LABOR                39          52.222-26     Equal Opportunity
STANDARDS            40          52.222-35     Affirmative Action for Special Disabled
                                               and Vietnam Era Veterans
                     41          52.222-36     Affirmative Action for Handicapped Workers
                     42          52.222-37     Employment Reports on Special Disabled
                                               Veterans and Veterans of the Vietnam Era

SUBCONTRACTING       43          52.209-6      Protecting the Government's Interest When
                                               Subcontracting with Contractors Debarred,
                                               Suspended, or Proposed for Debarment
                     44          52.215-24     Subcontractor Cost or Pricing Data
                     45          52.219-8      Utilization of Small Business Concerns and
                                               Small Disadvantaged Business Concerns
                     46          52.219-9      Small Business and Small Disadvantaged
                                               Business Subcontracting Plan
                     47          52.219-16     Liquidated Damages-Small Business
                                               Subcontracting Plan
                     48          52.219-13     Utilization of Women-Owned Small Business
















INITIALS: ___________ & ___________    2
          LESSOR        GOVERNMENT

                                   GENERAL CLAUSES
                (Acquisition of Leasehold Interests in Real Property)

1.  552.270-10 - DEFINITIONS (AUG 1992)

    The following terms and phrases (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this lease shall have the respective meanings hereinafter specified:

    (a)  "Commencement Date" means the first day of the term.

    (b)  "Contract" and "Contractor" means "Lease" and "Lessor," respectively.

    (c) "Contracting Officer" means a person with the authority to enter into, administer, and/or terminate the contracts and make related determinations and findings. The term includes certain authorized representatives of the Contracting Officer acting within the limits of their authority as delegated by the Contracting Officer.

    (d) "Delivery Date" means the date specified in or determined pursuant to the provisions of this lease for delivery of the premises to the Government, improved in accordance with the provisions of this lease and substantially complete, as such date may be modified in accordance with the provisions of this lease.

    (e) "Delivery Time" means the number of days provided by this lease for delivery of the premises to the Government, as such number may be modified in accordance with the provisions of this lease.

    (f) "Excusable Delays" means delays arising without the fault or negligence of Lessor and Lessor's subcontractors and suppliers at any tier, and shall include, without limitation, (1) acts of God or of the public enemy, (2) acts of the United States of America in either its sovereign or contractual capacity, (3) acts of another contractor in the performance of a contract with the Government, (4) fires,
         (5) floods, (6) epidemics, (7) quarantine restrictions, (8) strikes,
         (9) freight embargoes, (10) unusually severe weather, or (11) delays of subcontractors or suppliers at any tier arising from unforeseeable causes beyond the control and without the fault or negligence of both the Lessor and any such subcontractor or supplier.

    (g)  "Lessor" means the sub-lessor if this lease is a sublease.

    (h) "Lessor shall provide" means the Lessor shall furnish and install at Lessor's expense.

    (i) "Notice" means written notice sent by certified or registered mail, Express Mail or comparable service, or delivered by hand. Notice shall be effective on the date delivery is accepted or refused.

    (j) "Premises" means the space described on the Standard Form 2, U.S. Government Lease for Real Property, of this lease.

    (k) "Substantially complete" and "substantial completion" means that the work, the common and other areas of the building, and all other things necessary for the Government's access to the premises and occupancy, possession, use and enjoyment thereof, as


INITIALS: ___________ & ___________   3
          LESSOR        GOVERNMENT
         provided in this lease, have been completed or obtained, excepting only such minor matters as do not interfere with or materially diminish such access, occupancy, possession, use or enjoyment.

    (l) "Work" means all alterations, improvements, modifications, and other things required for the preparation or continued occupancy of the premises by the Government as specified in this lease.

2.  552.270-11 - SUBLETTING AND ASSIGNMENT (AUG 1992)

--------------   The Government may sublet any part of the premises but shall
   INITIALS      not be relieved from any obligations under this lease by reason
--------------   of any such subletting.  The Government may at any time assign
Lessor   Gov't   this lease, and be relieved from all obligations to Lessor
--------------   under this lease excepting only unpaid rent and other
                 liabilities, if any, that have accrued to the date of said assignment.  Any assignment shall be subject to prior written consent of Lessor and [Lessor's Lender], which shall not be
--------------   unreasonably withheld.

3.  552.270-18 - SUCCESSORS BOUND (AUG 1992)

    This lease shall bind, and inure to the benefit of, the parties and their respective heirs, executors, administrators, successors, and assigns.

4.  552.270-34 - SUBORDINATION, NONDISTURBANCE AND ATTORNMENT (AUG 1992)

    (a) Lessor warrants that it holds such title to or other interest in the premises and other property as is necessary to the Government's access to the premises and full use and enjoyment thereof in accordance with the provisions of this lease. Government agrees, in consideration of the warranties and conditions set forth in this clause, that this lease is subject and subordinate to any and all recorded mortgages, deeds of trust and other liens now or hereafter existing or imposed upon the premises, and to any renewal, modification or extension thereof. It is the intention of the parties that this provision shall be self-operative and that no further instrument shall be required to effect the present or subsequent subordination of this lease. Government agrees, however, within twenty (20) business days next following the Contracting Officer's receipt of a written demand, to execute such instruments as Lessor may reasonably request to evidence further the subordination of this lease to any existing or future mortgage, deed of trust or other security interest pertaining to the premises, and to any water, sewer or access easement necessary or desirable to serve the premises or adjoining property owned in whole or in part by Lessor if such easement does not interfere with the full enjoyment of any right granted the Government under this lease.

    (b) No such subordination, to either existing or future mortgages, deeds of trust or other lien or security instrument shall operate to affect adversely any right of the Government under this lease so long as the Government is not in default under this lease. Lessor will include in any future mortgage, deed of trust or other security instrument to which this lease becomes subordinate, or in a separate nondisturbance agreement, a provision to the foregoing effect. Lessor warrants that the holders of all notes or other obligations secured by existing mortgages, deeds of trust or other security instruments have consented to the provisions of this clause, and agrees to provide true copies of all such consents to the Contracting Officer promptly upon demand.


INITIALS: ___________ & ___________    4
          LESSOR        GOVERNMENT

    (c) In the event of any sale of the premises or any portion thereof by foreclosure of the lien of any such mortgage, deed of trust or other security instrument, or the giving of a deed in lieu of foreclosure, the Government will be deemed to have attorned to any purchaser, purchasers, transferee or transferees of the premises or any portion thereof and its or their successors and assigns, and any such purchasers and transferees will be deemed to have assumed all obligations of the Lessor under this lease, so as to establish direct privity of estate and contract between Government and such purchasers or transferees, with the same force, effect and relative priority in time and right as if the lease had initially been entered into between such purchasers or transferees and the Government; provided, further, that the Contracting Officer and such purchasers or transferees shall, with reasonable promptness following any such sale or deed delivery in lieu of foreclosure, execute all such revisions to this lease, or other writings, as shall be necessary to document the foregoing relationship.

    (d) None of the foregoing provisions may be deemed or construed to imply a waiver of the Government's rights as a sovereign.

5.  552.270-35 - STATEMENT OF LEASE (AUG 1992)

    (a) The Contracting Officer will, within thirty (30) days next following the Contracting Officer's receipt of a joint written request from Lessor and a prospective lender or purchaser of the building, execute and deliver to Lessor a letter stating that the same is issued subject to the conditions stated in this clause and, if such is the case, that
         (1) the lease is in full force and effect; (2) the date to which the rent and other charges have been paid in advance, if any; and (3) whether any notice of default has been issued.

    (b) Letters issued pursuant to this clause are subject to the following conditions:

         (1) That they are based solely upon a reasonably diligent review of the Contracting Officer's lease file as of the date of issuance;

         (2) That the Government shall not be held liable because of any defect in or condition of the premises or building;

         (3) That the Contracting Officer does not warrant or represent that the premises or building comply with applicable Federal, State and local law; and

         (4) That the Lessor, and each prospective lender and purchaser are deemed to have constructive notice of such facts as would be ascertainable by reasonable prepurchase and precommitment inspection of the Premises and Building and by inquiry to appropriate Federal, State and local Government officials.

6.  552.270-36 - SUBSTITUTION OF TENANT AGENCY (AUG 1992)

    The Government may, at any time and from time to time, substitute any Government agency or agencies for the Government agency or agencies, if any, named in the lease.

7.  552.270-37 - NO WAIVER (AUG 1992)

    No failure by either party to insist upon the strict performance of any provision of this lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent or other performance by either party during the continuance of any such breach shall constitute a waiver of any such breach of such provision.


INITIALS: ___________ & ___________    5
          LESSOR        GOVERNMENT

8.  552.270-38 - INTEGRATED AGREEMENT (AUG 1992)

    This Lease, upon execution, contains the entire agreement of the parties and no prior written or oral agreement, express or implied, shall be admissible to contradict the provisions of the Lease.

9.  552.270-39 - MUTUALITY OF OBLIGATION (AUG 1992)

    The obligations and covenants of the Lessor, and the Government's obligation to pay rent and other Government obligations and covenants, arising under or related to this Lease, are interdependent. The Government may, upon issuance of and delivery to Lessor of a final decision asserting a claim against Lessor, set off such claim, in whole or in part, as against any payment or payments then or thereafter due the Lessor under this lease. No setoff pursuant to this clause shall constitute a breach by the Government of this lease.

10. 552.270-27 - DELIVERY AND CONDITION (AUG 1992)

    (a) Unless the Government elects to have the space occupied in increments, the space must be delivered ready for occupancy as a complete unit. The Government reserves the right to determine when the space is substantially complete.

    (b) If the premises do not in every respect comply with the provisions of this lease the Contracting Officer may, in accordance with the Failure in Performance clause of this lease, elect to reduce the rent payments.

11. 552.270-28 - DEFAULT IN DELIVERY - TIME EXTENSIONS (JUNE 1994)

    (a) With respect to Lessor's obligation to deliver the premises substantially complete by the delivery date (as such date may be modified pursuant to this lease), time is of the essence. If the Lessor fails to prosecute the work with the diligence that will insure its substantial completion by the delivery date or fails to substantially complete the work by such date, the Government may by notice to the Lessor terminate this lease, which termination shall be effective when received by Lessor. The Lessor and the Lessor's sureties, if any, shall be jointly and severally liable for any damages to the Government resulting from such termination, as provided in this clause. The Government shall be entitled to the following damages:

         (1) The Government's aggregate rent and estimated real estate tax and operating cost adjustments for the firm term and all option terms of its replacement lease or leases, in excess of the aggregate rent and estimated real estate tax and operating cost adjustments for the term; provided, if the Government procures, replacement premises for a term (including all option terms) in excess of the term, the Lessor shall not be liable for excess Government rent or adjustments during such excess part of such term;

         (2) All administrative and other costs borne by the Government in procuring a replacement lease or leases;

         (3) Such other, additional relief as may be provided for in this lease, at law or in equity.

         (4) Damages to which the Government may be entitled under this clause shall be due and payable thirty (30) days next following the date Lessor receives notice from the Contracting Officer specifying such damages.


INITIALS: ___________ & ___________    6
          LESSOR        GOVERNMENT

    (b) Delivery by Lessor of less than the minimum occupiable square footage required by this lease shall in no event be construed as substantial completion, except as permitted by the Contracting Officer.

    (c) Notwithstanding paragraph (a) of this clause, this lease shall not be terminated under this clause nor the Lessor charged with damages under this clause, if (1) the delay in substantially completing the work arises from excusable delays and (2) the Lessor within 10 days from the beginning of any such delay (unless extended in writing by the Contracting Officer) provides notice to the Contracting Officer of the causes of delay. The Contracting Officer shall ascertain the facts and the extent of delay. If the facts warrant such action, the delivery date shall be extended, by the Contracting Officer, to the extent of such delay at no additional costs to the Government. A time extension is the sole remedy of the Lessor.

12. 552.270-30 - PROGRESSIVE OCCUPANCY (AUG 1992)

    The Government shall have the right to elect to occupy the space in partial increments prior to the substantial completion of the entire leased premises, and the Lessor agrees to schedule its work so as to deliver the space incrementally as elected by the Government. The Government shall pay rent commencing with the first business day following substantial completion of the entire leased premise unless the Government has elected to occupy the leased premises incrementally. In case of incremental occupancy, the Government shall pay rent pro rata upon the first business day following substantial completion of each incremental unit. Rental payments shall become due on the first workday of the month following the month in which an increment of space is substantially complete, except that should an increment of space be substantially completed after the fifteenth day of the month, the payment due date will be the first workday of the second month following the month in which it was substantially complete. The commencement date of the firm lease term will be a composite determined from all rent commencement dates.

13. 552.270-32 - EFFECT OF ACCEPTANCE AND OCCUPANCY (AUG 1992)

    Neither the Government's acceptance of the premises for occupancy, nor the Government's occupancy thereof, shall be construed as a waiver of any requirement of or right of the Government under this Lease, or as otherwise prejudicing the Government with respect to any such requirement or right.

14. 552.270-12 - MAINTENANCE OF BUILDING AND PREMISES - RIGHT OF ENTRY (AUG
    1992)

    Except in case of damage arising out of the willful act or negligence of a Government employee, Lessor shall maintain the premises, including the building and all equipment, fixtures, and appurtenances furnished by the lessor under this lease, in good repair and condition so that they are suitable in appearance and capable of supplying such heat, air conditioning, light, ventilation, access and other things to the premises, without reasonably preventable or recurring disruption, as is required for the Government's access to, occupancy, possession, use and enjoyment of the premises as provided in this lease. For the purpose of so maintaining the premises, the Lessor may at reasonable times enter the premises with the approval of the authorized Government representative in charge.


INITIALS: ___________ & ___________   7
          LESSOR        GOVERNMENT

15. 552.270-17 - FAILURE IN PERFORMANCE (AUG 1992)

--------------   The covenant to pay rent and the covenant to provide any
   INITIALS      service, utility, maintenance, or repair required under this
--------------   lease are interdependent.  [In the event the payments to be
Lessor   Gov't   deducted will exceed one half month's rent, the Government will
--------------   issue a written notice to cure to the Lessor and the Lessor's
                 Lender, allowing the Lessor and/or the Lender the opportunity to cure within a reasonable period of time as determined by the
                 Government.  If the failure can result in danger to life or
--------------   health, this notice will not be given.]  In the event of any failure by the Lessor to provide any service, utility, maintenance, repair or replacement required under this lease the Government may, by contract or otherwise, perform the requirement and deduct from any payment or payments under this lease, then or thereafter due, the resulting cost to the Government, including all administrative costs. If the Government elects to perform any such requirement, the Government and each of its contractors shall be entitled to access to any and all areas of the building, access to which is necessary to perform any such requirement, and the Lessor shall afford and facilitate such access. Alternatively, the Government may deduct from any payments under this lease, then or thereafter due, an amount which reflects the reduced value of the contract requirement not performed. No deduction from rent pursuant to this clause shall constitute a default by the Government under this lease. These remedies are not exclusive and are in addition to any other remedies which may be available under this lease or at law.

16. 552.270-33 - DEFAULT BY LESSOR DURING THE TERM (AUG 1992)

    (a) Each of the following shall constitute a default by Lessor under this lease:

         (1) Failure to maintain, repair, operate or service the premises as and when specified in this lease, or failure to perform any other requirement of this lease as and when required provided any such failure shall remain uncured for a period of thirty (30) days next following Lessor's receipt of notice thereof from the Contracting Officer or an authorized representative.

         (2) Repeated and unexcused failure by Lessor to comply with one or more requirements of this lease shall constitute a default notwithstanding that one or all such failures shall have been timely cured pursuant to this clause.

--------------   (b)  If a default occurs, the Government may, by notice to
   INITIALS           Lessor, terminate this lease for default and if so
--------------        terminated, the Government shall be entitled to the
Lessor   Gov't        damages specified in the Default in Delivery-Time
--------------        Extensions clause.  [However, if a default occurs, the
                      Government will not terminate this lease without issuing
                      a written notice to cure to the Lessor's Lender, allowing
                      the Lender the opportunity to correct the default within
--------------        a reasonable time as determined by the Government, if the
                      failure ran result in danger to life or health, this notice will not be given.]






INITIALS: ___________ & ___________    8
          LESSOR        GOVERNMENT

17. 552.270-13 - FIRE AND CASUALTY DAMAGE (AUG 1992)

--------------   If the entire premises are destroyed by fire or other casualty,
   INITIALS      this lease will immediately terminate.  [In case of partial
--------------   destruction or damage, the Government will issue a written
Lessor   Gov't   notice to cure to the Lessor within 15 days, allowing the
--------------   Lessor the opportunity to correct the damage.  If in the sole opinion of the Government the premises cannot be rendered
                 tenantable for the Government within 60 days, the lease can be terminated at the option of the Government.] The Government may
--------------   terminate the lease by giving written notice to the Lessor within 15 calendar days of the fire or other casualty; if so terminated, no rent will accrue to the Lessor after such partial destruction or damage; and if not so terminated, the rent will be reduced proportionately by supplemental agreement hereto effective from the date of such partial destruction or damage. Nothing in this lease shall be construed as relieving Lessor from liability for damage to or destruction of propertyof the United States of America caused by the willful or negligent act or omission of Lessor.

18. 552.270-15 - COMPLIANCE WITH APPLICABLE LAW (AUG 1992)

    Lessor shall comply with all Federal, state and local laws applicable to the Lessor as owner or lessor, or both, of the building or premises, including, without limitation, laws applicable to the construction, ownership, alteration or operation of both or either thereof, and will obtain all necessary permits, licenses and similar items at Lessor's expense. The Government will comply with all Federal, state and local laws applicable to and enforceable against it as a tenant under this lease; provided that nothing in this lease shall be construed as a waiver of any sovereign immunity of the Government. This lease shall be governed by Federal law.

19. 552.270-19 - ALTERATIONS (JUNE 1985)

    The Government shall have the right during the existence of this lease to make alterations, attach fixtures, and erect structures or signs in or upon the premises hereby leased, which fixtures, additions or structures so placed in, on, upon, or attached to the said premises shall be and remain the property of the Government and may be removed or otherwise disposed of by the Government. If the lease contemplates that the Government is the sole occupant of the building, for purposes of this clause, the leased premises include the land on which the building is sited and the building itself. Otherwise, the Government shall have the right to tie into or make any physical connection with any structure located on the property as is reasonably necessary for appropriate utilization of the leased space.

20. ACCEPTANCE OF SPACE (JUNE 1994)

    (a) When the Lessor has completed all alterations, improvements, and repairs necessary to meet the requirements of the lease, the Lessor shall notify the Contracting Officer. The Contracting Officer or designated representative shall promptly inspect the space.

    (b) The Government will accept the space and the lease term will begin after determining that the space is substantially complete and contains the required occupiable square footage as indicated in the paragraph of this solicitation entitled "Amount and Type of Space."


INITIALS: ___________ & ___________    9
          LESSOR        GOVERNMENT

21. 552.270-16 - INSPECTION - RIGHT OF ENTRY (AUG 1992)

    (a) At any time and from time to time after receipt of an offer (until the same has been duly withdrawn or rejected), after acceptance thereof and during the term, the agents, employees and contractors of the Government may, upon reasonable prior notice to Offeror or Lessor, enter upon the offered premises or the premises, and all other areas of the building access to which is necessary to accomplish the purposes of entry, to determine the potential or actual compliance by the Offeror or Lessor with the requirements of the solicitation or this lease, which purposes shall include, but not be limited to: (1) inspecting, sampling and analyzing of suspected asbestos-containing materials and air monitoring for asbestos fibers; (2) inspecting the heating, ventilation and air conditioning system, maintenance records, and mechanical rooms for the offered premises or the premises;
         (3) inspecting for any leaks, spills, or other potentially hazardous conditions which may involve tenant exposure to hazardous or toxic substances; and (4) inspecting for any current or past hazardous waste operations, to ensure that appropriate mitigative actions were taken to alleviate any environmentally unsound activities in accordance with Federal, State and local law.

    (b) Nothing in this clause shall be construed to create a Government duty to inspect for toxic materials or to impose a higher standard of care on the Government than on other lessees. The purpose of this clause is to promote the ease with which the Government may inspect the building. Nothing in this clause shall act to relieve the Lessor of any duty to inspect or liability which might arise as a result of Lessor's failure to inspect for or correct a hazardous condition.

22. 552.232-71 - PROMPT PAYMENT (APR 1989)

    The Government will make payments under the terms and conditions specified in this clause. Payment shall be considered as being made on the day a check is dated or an electronic funds transfer is made. All days referred to in this clause are calendar days, unless otherwise specified.

    (a)  Payment due date.

         (1) Rental payments. Rent shall be paid monthly in arrears and will be due on the first workday of each month, and only as provided for by the lease.

              (i) When the date for commencement of rent falls on the 15th day of the month or earlier, the initial monthly rental payment under this contract shall become due on the first workday of the month following the month in which the commencement of the rent is effective.

              (ii) When the date for commencement of rent falls after the 15th day of the month, the initial monthly rental payment under this contract shall become due on the first workday of the second month following the month in which the commencement of the rent is effective.

         (2) Other payments. The due date for making payments other than rent shall be the later of the following two events:

              (i) The 30th day after the designated billing office has received a proper invoice from the Contractor.

              (ii) The 30th day after Government acceptance of the work or service. However, if the designated billing office fails to annotate the invoice with the actual date of receipt, the invoice payment due date shall be deemed


INITIALS: ___________ & ___________    10
          LESSOR        GOVERNMENT
                   to be the 30th day after the Contractor's invoice is dated, provided a proper invoice is received and there is no disagreement over quantity, quality, or Contractor compliance with contract requirements.

    (b)  Invoice and inspection requirements for payments other than rent.

         (1) The Contractor shall prepare and submit an invoice to the designated billing office after completion of the work. A proper invoice shall include the following items:

              (i)   Name and address of the Contractor.

              (ii)  Invoice date.

              (iii) Lease number.

              (iv)  Government's order number or other authorization.

              (v) Description, price, and quantity of work or services delivered.

              (vi) Name and address of Contractor official to whom payment is to be sent (must be the same as that in the remittance address in the lease or the order.)

              (vii) Name (where practicable), title, phone number, and mailing address of person to be notified in the event of a defective invoice.

         (2) The Government will inspect and determine the acceptability of the work performed or services delivered within 7 days after the receipt of a proper invoice or notification of completion of the work or services unless a different period is specified at the time the order is placed. If actual acceptance occurs later, for the purpose of determining the payment due date and calculation of interest, acceptance will be deemed to occur on the last day of the 7-day inspection period. If the work or service is rejected for failure to conform to the technical requirements of the contract, the 7 days will be counted beginning with receipt of a new invoice or notification. In either case, the Contractor is not entitled to any payment or interest unless actual acceptance by the Government occurs.

    (c)  Interest Penalty.

         (1) An interest penalty shall be paid automatically by the Government, without request from the Contractor, if payment is not made by the due date.

         (2) The interest penalty shall be at the rate established by the Secretary of the Treasury under Section 12 of the Contract Disputes Act of 1978 (41 U.S.C. 611) that is in effect on the day after the due date. This rate is referred to as the "Renegotiation Board Interest Rate," and it is published in the FEDERAL REGISTER semiannually on or about January 1 and July 1. The interest penalty shall accrue daily on the payment amount approved by the Government and be compounded in 30-day increments inclusive from the first day after the due date through the payment date.

         (3) Interest penalties will not continue to accrue after the filing of a claim for such penalties under the clause at 52.233-1, Disputes, or for more than 1 year. Interest penalties of less than $1.00 need not be paid.

         (4) Interest penalties are not required on payment delays due to disagreement between the Government and Contractor over the payment amount or other issues involving contract compliance or on amount temporarily withheld or retained in accordance with the terms of the contract. Claims involving disputes, and any interest that may be payable, will be resolved in accordance with the clause at 52.233-1, Disputes.


INITIALS: ___________ & ___________     11
          LESSOR        GOVERNMENT

23. 552.232-73 - ELECTRONIC FUNDS TRANSFER PAYMENT (AUG 1992)

    (a) Payments under this lease will be made by the Government either by check or electronic funds transfer (EFT). If the Lessor elects to receive payment by EFT, after award, but no later than 30 days before the first payment, the Lessor shall designate a financial institution for receipt of EFT payments, and shall submit this designation to the Contracting Officer or other Government official, as directed.

    (b) For payment by EFT, the Lessor shall provide the following information:

         (1) The American Bankers Association 9-digit identifying number for wire transfers of the financing institution receiving payment if the institution has access to the Federal Reserve Communications System.

         (2)  Number of account to which funds are to be deposited.

         (3)  Type of depositor account ("C" for checking, "S" for savings).

         (4) If the Lessor is a new enrollee to the EFT system, a "Payment Information Form," SF 3881, must be completed before payment can be processed.

    (c) In the event the Lessor, during the performance of this contract, elects to designate a different financial institution for the receipt of any payment made using EFT procedures, notification of such change and the required information specified above must be received by the appropriate Government official no later than 30 days prior to the date such change is to become effective.

    (d) The documents furnishing the information required in this clause must be dated and contain the signature, title, and telephone number of the Lessor or an authorized representative designated by the Lessor, as well as the Lessor's name and lease number.

    (e) Lessor failure to properly designate a financial institution or to provide appropriate payee bank account information may delay payments of amounts otherwise properly due.

24. 552.232-72 - INVOICE REQUIREMENTS (VARIATION) (APR 1989)

    (This clause applies to payments other than rent.)

    (a) Invoices shall be submitted in an original only, unless otherwise specified, to the designated billing office specified in this contract or purchase/delivery order.

    (b) Invoices must include the Accounting Control Transaction (ACT) number provided below or on the purchase/delivery order.

              ACT Number (to be supplied on individual orders)

    (c) If information or documentation in addition to that required by the Prompt Payment clause of this contract is required in connection with an invoice for a particular order, the order will indicate what information or documentation must be submitted.

25. 52.232-23 - ASSIGNMENT OF CLAIMS (JAN 1986)

    (a) The Contractor, under the Assignment of Claims Act, as amended, 31 USC 3727, 41 USC 15 (hereafter referred to as the "the Act"), may assign its rights to be paid amounts


INITIALS: ___________ & ___________     12
          LESSOR        GOVERNMENT
         due or to become due as a result of the performance of this contract to a bank, trust company, or other financing institution, including any Federal lending agency. The assignee under such an assignment may thereafter further assign or reassign its right under the original assignment to any type of financing institution described in the preceding sentence.

    (b) Any assignment or reassignment authorized under the Act and this clause shall cover all unpaid amounts payable under this contract, and shall not be made to more than one party, except that an assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in the financing of this contract.

    (c) The Contractor shall not furnish or disclose to any assignee under this contract any classified document (including this contract) or information related to work under this contract until the Contracting Officer authorizes such action in writing.

26. PAYMENT (JUNE 1994)

    (a) When space is offered and accepted, the occupiable square footage delivered will be confirmed by:

         (1) the Government's measurement of plans submitted by the successful offeror as approved by the Government, and an inspection of the space to verify that the delivered space is in conformance with such plans or

         (2) a mutual on-site measurement of the space, if the Contracting Officer determines that it is necessary.

    (b) Payment will not be made for space which is in excess of the amount of occupiable square footage stated in the lease.

    (c) If it is determined that the amount of occupiable square foot actually delivered is less than the amount agreed to in the lease, the lease will be modified to reflect the amount of occupiable space delivered and the annual rental will be adjusted as follows:

         Occupiable square feet not delivered multiplied by the occupiable square foot (OSF) rate equals the reduction in annual rent. The rate per occupiable square foot is determined by dividing the total annual rental by the occupiable square footage set forth in the lease.

         OSF Not Delivered X Rate per OSF = Reduction in Annual Rent.

27. 52.203-1 - OFFICIALS NOT TO BENEFIT (APR 1984)

    No member of or delegate to Congress, or resident commissioner, shall be admitted to any share or part of this contract, or to any benefit arising from it. However, this clause does not apply to this contract to the extent that this contract is made with a corporation for the corporation's general benefit.

28. 552.203-5 - COVENANT AGAINST CONTINGENT FEES (FEB 1990)

    (a) The Contractor warrants that no person or agency has been employed or retained to solicit or obtain this contract upon an agreement or understanding for a contingent fee,


INITIALS: ___________ & ___________     13
          LESSOR        GOVERNMENT
         except a bona fide employee or agency. For breach or violation of this warranty, the Government shall have the right to annul this contract without liability or, in its discretion, to deduct from the contract price or consideration, or otherwise recover the full amount of the contingent fee.

    (b) "Bona fide agency," as used in this clause, means an established commercial or selling agency (including licensed real estate agents or brokers), maintained by a Contractor for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds itself out as being able to obtain any Government contract or contracts through improper influence.

         "Bona fide employee," as used in this clause, means a person, employed by a Contractor and subject to the Contractor's supervision and control as to time, place, and manner of performance, who neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds out as being able to obtain any Government contract or contracts through improper influence.

         "Contingent fee," as used in this clause, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a Government contract.

         "Improper influence," as used in this clause, means any influence that induces or tends to induce a Government employee or officer to give consideration or to act regarding a Government contract on any basis other than the merits of the matter.

29. 52.203-7 - ANTI-KICKBACK PROCEDURES (OCT 1988)

    (a)  Definitions.

         "Kickback," as used in this clause, means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind which is provided, directly or indirectly, to any prime Contractor, prime Contractor employee, subcontractor, or subcontractor employee for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.

         "Person," as used in this clause, means a corporation, partnership, business association of any kind, trust, joint-stock company, or individual.

         "Prime contract," as used in this clause, means a contract or contractual action entered into by the United States for the purpose of obtaining supplies, materials, equipment, or services of any kind.

         "Prime Contractor," as used in this clause, means a person who has entered into a prime contract with the United States.

         "Prime Contractor employee," as used in this clause, means any officer, partner, employee, or agent of a prime Contractor.


INITIALS: ___________ & ___________    14
          LESSOR        GOVERNMENT

         "Subcontract," as used in this clause, means a contract or contractual action entered into by a prime Contractor or subcontractor for the purpose of obtaining supplies, materials, equipment, or services of any kind under a prime contract.

         "Subcontractor," as used in this clause, (1) means any person, other than the prime Contractor, who offers to furnish or furnishes any supplies, materials, equipment, or services of any kind under a prime contract or a subcontract entered into in connection with such prime contract, and (2) includes any person who offers to furnish or furnishes general supplies to the prime Contractor or a higher tier subcontractor.

         "Subcontractor employee," as used in this clause, means any officer, partner, employee, or agent of a subcontractor.

    (b) The Anti-Kickback Act of 1986 (41 U.S.C. 51-58) (the Act), prohibits any person from--

         (1) Providing or attempting to provide or offering to provide any kickback;

         (2)  Soliciting, accepting, or attempting to accept any kickback; or

         (3) Including, directly or indirectly, the amount of any kickback in the contract price charged by a prime Contractor to the United States or in the contract price charged by a subcontractor to a prime Contractor or higher tier subcontractor.

    (c) (1) The Contractor shall have in place and follow reasonable procedures designed to prevent and detect possible violations described in paragraph (b) of this clause in its own operations and direct business relationships.

         (2) When the Contractor has reasonable grounds to believe that a violation described in paragraph (b) of this clause may have occurred, the Contractor shall promptly report in writing the possible violation. Such reports shall be made to the inspector general of the contracting agency, the head of the contracting agency if the agency does not have an inspector general, or the Department of Justice.

         (3) The Contractor shall cooperate fully with any Federal agency investigating a possible violation described in paragraph (b) of this clause.

         (4) The Contracting Officer may (i) offset the amount of the kickback against any monies owed by the United States under the prime contract and/or (ii) direct that the Prime Contractor withhold from sums owed a subcontractor under the prime contract, the amount of the kickback. The Contracting Officer may order that monies withheld under subdivision (c)(4)(ii) of this clause be paid over to the Government unless the Government has already offset those monies under subdivision (c)(4)(i) of this clause. In the either case, the Prime Contractor shall notify the Contracting Officer when the monies are withheld.

         (5) The Contractor agrees to incorporate the substance of this clause, including subparagraph (c)(5) but excepting subparagraph
              (c)(1), in all subcontracts under this contract.

30. 52.203-9 - REQUIREMENT FOR CERTIFICATE OF PROCUREMENT INTEGRITY MODIFICATION (NOV 1990)

    (a) DEFINITIONS. The definitions set forth in FAR 3.104-4 are hereby incorporated in this clause.



INITIALS: ___________ & ___________   15
          LESSOR        GOVERNMENT

    (b) The contractor agrees that it will execute the certification set forth in paragraph (c) of this clause, when requested by the Contracting Officer in connection with the execution of any modification of this contract.

    (c) CERTIFICATION. As required in paragraph (b) of this clause, the officer or employee responsibile for the modification proposal shall execute the following certification:


         CERTIFICATE OF PROCUREMENT INTEGRITY - MODIFICATION (NOV 1990)

         (1) I, [NAME OF CERTIFIER], am the officer or employee responsible for the preparation of this modification proposal and hereby certify that, to the best of my knowledge and belief, with the exception of any information described in this certification, I have no information concerning a violation or possible violation of subsections 27(a), (b), (d), or (f) of the Office of Federal Procurement Policy Act, as amended* (41 U.S.C. 423) (hereinafter referred to as "the Act"), as implemented in the FAR, occurring during the conduct of this procurement (CONTRACT AND MODIFICATION NUMBER).

         (2) As required by subsection 27(e)(1)(B) of the Act, I further certify that, to the best of my knowledge and belief each officer, employee, agent, representative, and consultant of [NAME OF OFFEROR] who has participated personally and substantially in the preparation or submission of this proposal has certified that he or she is familiar with, and will comply with, the requirements of subsection 27(a) of the Act, as implemented in the FAR, and will report immediately to me any information concerning a violation or possible violation of subsections 27(a), (b), (d), or (f) of the Act, as implemented in the FAR, pertaining to this procurement.

         (3) Violations or possible violations: (Continue on plain bond paper if necessary and label Certificate of Procurement Integrity-Modification (Continuation Sheet), ENTER "NONE" IF NONE EXISTS)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(SAMPLE - DO NOT COMPLETE OR SIGN THIS CERTIFICATE. THE CONTRACTING OFFICER WILL SPECIFICALLY REQUEST IT WHEN NEEDED.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[signature of the officer or employee responsible for the modification proposal and date]


--------------------------------------------------------------------------------
[typed name of the officer or employee responsible for the modification proposal]

*Subsections 27(a), (b), and (d) are effective on December 1, 1990. Subsection 27(f) is effective on June 1, 1991.

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER TITLE 18, UNITED STATES CODE,
SECTION 1001.

INITIALS:_______ & ___________       16
          LESSOR    GOVERNMENT

                                (End of certification)

    (d) In making the certification in paragraph (2) of the certificate, the officer or employee of the competing Contractor responsible for the offer or bid, may rely upon a one-time certification from each individual required to submit a certification to the competing Contractor, supplemented by periodic training. These certifications shall be obtained at the earliest possible date after an individual required to certify begins employment or association with the Contractor. If a Contractor decides to rely on a certification executed prior to the suspension of section 27 (i.e., prior to December 1, 1989), the Contractor shall ensure that an individual who has so certified is notified that section 27 has been reinstated. These certifications shall be maintained by the Contractor for a period of 6 years from the date a certifying employee's employment with the company ends or, for an agency, representative, or consultant, 6 years from the date such individual ceases to act on behalf of the contractor.

    (e) The certification required by paragraph (c) of this clause is a material representation of fact upon which reliance will be placed in executing this modification.

31. 552.203-73 - PRICE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY (SEP 1990)

    (a) If the head of the contracting activity (HCA) or his or her designee determines that there was a violation of subsection 27(a) of the Office of Federal Procurement Policy Act, as amended (41 U.S.C. 423), as implemented in the Federal Acquisition Regulation, the Government, at its election, may--

         (1) Reduce the monthly rental under this lease by 5 percent of the amount of the rental for each month of the remaining term of the lease, including any option periods, and recover 5 percent of the rental already paid;

         (2) Reduce payments for alterations not included in monthly rental payments by 5 percent of the amount of the alterations agreement; or

         (3) Reduce the payments for violations by Lessor's subcontractor by an amount not to exceed the amount of profit or fee reflected in the subcontract at the time the subcontract was placed.

    (b) Prior to making a determination as set forth above, the HCA or designee shall provide to the Lessor a written notice of the action being considered and the basis therefor. The Lessor shall have a period determined by the agency head or designee, but not less than 30 calendar days after receipt of such notice, to submit in person, in writing, or through a representative, information and argument in opposition to the proposed reduction. The agency head or designee may, upon good cause shown, determine to deduct less than the above amounts from payments.

    (c) The rights and remedies of the Government specified herein are not exclusive, and are in addition to any other rights and remedies provided by law or under this lease.

32. 52.215-22 - PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA (JAN 1991)

    (Applies when cost or pricing data is required.)

    (a) If any price, including profit or fee, negotiated in connection with this contract, or any cost reimbursable under this contract, was increased by any significant amount because

INITIALS:_______ & ___________       17
          LESSOR    GOVERNMENT

         (1) the Contractor or a subcontractor furnished cost or pricing data that were not complete, accurate, and current as certified in its Certificate of Current Cost or Pricing Data, (2) a subcontractor or prospective subcontractor furnished the Contractor cost or pricing data that were not complete, accurate, and current as certified in the Contractor's Certificate of Current Cost or Pricing Data, or
         (3) any of these parties furnished data of any description that were not accurate, the price or cost shall be reduced accordingly and the contract shall be modified to reflect the reduction.

    (b) Any reduction in the contract price under paragraph (a) above due to defective data from a prospective subcontractor that was not subsequently awarded the subcontract shall be limited to the amount, plus applicable overhead and profit markup, by which (1) the actual subcontract or (2) the actual cost to the Contractor, if there was no subcontract, was less than the prospective subcontract cost estimate submitted by the Contractor; provided, that the actual subcontract price was not itself affected by defective cost pricing data.

    (c) (1) If the Contracting Officer determines under paragraph (a) of this clause that a price or cost reduction should be made, the Contractor agrees not to raise the following matters as a defense:

              (i) The Contractor or subcontractor was a sole source supplier or otherwise was in a superior bargaining position and thus the price of the contract would not have been modified even if accurate, complete, and current cost or pricing data had been submitted.

              (ii) The Contracting Officer should have known that the cost or pricing data in issue were defective even though the Contractor or subcontractor took no affirmative action to bring the character of the data to the attention of the Contracting Officer.

              (iii) The contract was based on an agreement about the total cost of the contract and there was no agreement about the cost of each item procured under the contract.

              (iv) The Contractor or subcontractor did not submit a Certificate of Current Cost or Pricing Data.

         (2)  (i)   Except as prohibited by subdivision (c)(2)(ii) of this
                    clause, an offset in an amount determined appropriate by the Contracting Officer based upon the facts shall be allowed against the amount of a contract price reduction if--

                    (A) The Contractor certifies to the Contracting Officer that, to the best of the Contractor's knowledge and belief, the Contractor is entitled to the offset in the amount requested; and

                    (B) The Contractor proves that the cost or pricing data were available before the date of agreement on the price of the contract (or price of the modification) and that the data were not submitted before such date.

              (ii)  An offset shall not be allowed if--

                    (A) The understated data was known by the Contractor to be understated when the Certificate or Current Cost or Pricing Data was signed; or

                    (B) The Government proves that the facts demonstrate that the contract price would not have increased in the amount to be offset even if the available data had been submitted before the date of agreement on price.


INITIALS:_______ & ___________       18
          LESSOR    GOVERNMENT

    (d) If any reduction in the contract price under this clause reduces the price of items for which payment was made prior to the date of the modification reflecting the price reduction, the Contractor shall be liable to and shall pay the United States at the time such overpayment is repaid--

         (1) Simple interest on the amount of such overpayment to be computed from the date(s) of overpayment to the Contractor to the date the Government is repaid by the Contractor at the applicable underpayment rate effective for each quarter prescribed by the Secretary of the Treasury under 26 U.S.C. 6621(a)(2); and

         (2) For Department of Defense contracts only, a penalty equal to the amount of the overpayment, if the Contractor or subcontractor knowingly submitted cost or pricing data which were incomplete, inaccurate, or noncurrent.

33. 552.270-20 - PROPOSALS FOR ADJUSTMENT (AUG 1992)

    (a) The Contracting Officer may, from time to time during the term of this lease, require changes to be made in the work or services to be performed and in the terms or conditions of this lease. Such changes will be required under the Changes clause.

    (b) If the Contracting Officer makes a change within the general scope of the lease, the Lessor shall submit, in a timely manner, an itemized cost proposal for the work to be accomplished or services to be performed when the cost exceeds $25,000. The proposal, including all subcontractor work, will contain at least the following details--

         (1)  Material quantities and unit costs;

         (2) Labor costs (identified with specific item or material to be placed or operation to be performed);

         (3)  Equipment costs;

         (4)  Worker's compensation and public liability insurance;

         (5)  Overhead;

         (6)  Profit; and

         (7)  Employment taxes under FICA and FUTA.

    (c) The following Federal Acquisition Regulation (FAR) provisions also apply to all proposals exceeding $100,000 in cost--

         (1) The Lessor shall provide cost or pricing data including subcontractor cost or pricing data (48 CFR 15.804-2);

         (2) The Lessor's representative, all contractors, and subcontractors whose portion of the work exceeds $100,000 must sign and return the "Certificate of Current Cost or Pricing Data"
              (48 CFR 15.804-4); and

         (3) The agreement for "Price Reduction for Defective Cost or Pricing Data" must be signed and returned (48 CFR 15.804-8).

    (d) Lessor shall also refer to 48 CFR Part 31, Contract Cost Principles, for information on which costs are allowable, reasonable, and allocable in Government work.


INITIALS:_______ & ___________       19
          LESSOR    GOVERNMENT

34. 552.270-21 - CHANGES (JUNE 1994)

    (a) The Contracting Officer may at any time, by written order, make changes within the general scope of this lease in any one or more of the following:

         (1)  Specifications (including drawings and designs);

         (2)  Work or services; or

         (3)  Facilities or space layout.

    (b) If any such change causes an increase or decrease in Lessor's cost of or the time required for performance under this lease, whether or not changed by the order, the Contracting Officer shall modify this lease to provide for one or more of the following:

         (1)  A modification of the delivery date;

         (2)  An equitable adjustment in the rental rate;

         (3)  A lump sum equitable adjustment; or

         (4) An equitable adjustment of the annual operating costs per occupiable square foot specified in this lease.

    (c) The Lessor shall assert its right to an adjustment under this clause within 30 days from the date of receipt of the change order and shall submit a proposal for adjustment. Failure to agree to any adjustment shall be a dispute under the Disputes clause. However, nothing in this clause shall excuse the lessor from proceeding with the change as directed.

    (d) Absent such written change order, the Government shall not be liable to Lessor under this clause.

35. 52.215-1 - EXAMINATION OF RECORDS BY COMPTROLLER GENERAL (APR 1984)

    (a) This clause applies if this contract exceeds $10,000 and was entered into by negotiation.

    (b) The Comptroller General of the United States or a duly authorized representative from the General Accounting Office shall, until 3 years after final payment under this contract or for any shorter period specified in Federal Acquisition Regulation (FAR) Subpart 4.7, Contractor Records Retention, have access to and the right to examine any of the Contractor's directly pertinent books, documents, paper, or other records involving transactions related to this contract.

    (c) The Contractor agrees to include in first-tier subcontracts under this contract a clause to the effect that the Comptroller General or a duly authorized representative from the General Accounting Office shall, until 3 years after final payment under the subcontract or for any shorter period specified in FAR Subpart 4.7, have access to and the right to examine any of the subcontractor's directly pertinent books, documents, paper, or other records involving transactions related to the subcontract. "Subcontract," as used in this clause, excludes (1) purchase orders not exceeding $10,000 and (2) subcontracts or purchase orders for public utility services at rates established to apply uniformly to the public, plus any applicable reasonable connection charge.

    (d) The periods of access and examination in paragraphs (b) and (c) above for records relating to (1) appeals under the Disputes clause, (2) litigation or settlement of claims


INITIALS:_______ & ___________       20
          LESSOR    GOVERNMENT
         arising from the performance of this contract, or (3) costs and expenses of this contract to which the Comptroller General or a duly authorized representative from the General Accounting Office has taken exception shall continue until such appeals, litigation, claims, or exceptions are disposed of.

36. 552.215-70 - EXAMINATION OF RECORDS BY GSA (APR 1984)

    The Contractor agrees that the Administrator of General Services or any duly authorized representatives shall, until the expiration of 3 years after final payment under this contract, or of the time periods for the particular records specified in Subpart 4.7 of the Federal Acquisition Regulation (48 CFR 4.7), whichever expires earlier, have access to and the right to examine any books, documents, papers, and records of the Contractor involving transactions related to this contract or compliance with any clauses thereunder. The Contractor further agrees to include in all its subcontracts hereunder a provision to the effect that the subcontractor agrees that the Administrator of General Services or any duly authorized representatives shall, until the expiration of 3 years after final payment under the subcontract, or of the time periods for the particular records specified in Subpart 4.7 of the Federal Acquisition Regulation (48 CFR 4.7), whichever expires earlier, have access to and the right to examine any books, documents, papers, and records of such subcontractor, involving transactions related to the subcontract or compliance with any clauses thereunder. The term "subcontract" as used in this clause excludes (a) purchase orders not exceeding $10,000 and (b) subcontracts or purchase orders for public utility services at rates established for uniform applicability to the general public.

37. 52.233-1 - DISPUTES (DEC 1991)

    (a) This contract is subject to the Contract Disputes Act of 1978, as amended (41 USC 601-613).

    (b) Except as provided in the Act, all disputes arising under or relating to this contract shall be resolved under this clause.

    (c) "Claim," as used in this clause, means a written demand or written assertion by one of the contracting parties seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of contract terms, or other relief arising under or relating to this contract. A claim arising under a contract, unlike a claim relating to that contract, is a claim that can be resolved under a contract clause that provides for the relief sought by the claimant. However, a written demand or written assertion by the Contractor seeking the payment of money exceeding $50,000 is not a claim under the Act until certified as required by subparagraph (d)(2) below. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Act. The submission may be converted to a claim under the Act, by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount or is not acted upon in a reasonable time.

    (d) (1) A claim by the Contractor shall be made in writing and submitted to the Contracting Officer for a written decision. A claim by the Government against the Contractor shall be subject to a written decision by the Contracting Officer.

         (2) For Contractor claims exceeding $50,000, the Contractor shall submit with the claim a certification that--

              (i)   The claim is made in good faith;


INITIALS:_______ & ___________       21
          LESSOR    GOVERNMENT

              (ii) Supporting data are accurate and complete to the best of the Contractor's knowledge and belief; and

              (iii) The amount requested accurately reflects the contract adjustment for which the Contractor believes the Government is liable.

         (3)  (i)   If the Contractor is an individual, the certification shall be executed by that individual.

              (ii) If the Contractor is not an individual, the certification shall be executed by--

                    (A) A senior company official in charge at the Contractor's plant or location involved; or

                    (B) An officer or general partner of the Contractor having overall responsibility for the conduct of the Contractor's affairs.

    (e) For Contractor claims of $50,000 or less, the Contracting Officer must, if requested in writing by the Contractor, render a decision within 60 days of the request. For Contractor certified claims over $50,000, the Contracting Officer must, within 60 days, decide the claim or notify the Contractor of the date by which the decision will be made.

    (f) The Contracting Officer's decision shall be final unless the Contractor appeals or files a suit as provided in the Act.

    (g) At the time a claim by the Contractor is submitted to the Contracting Officer or a claim by the Government is presented to the Contractor, the parties, by mutual consent, may agree to use alternative means of dispute resolution. When using alternate dispute resolution procedures, any claim, regardless of amount, shall be accompanied by the certification described in paragraph (d)(2) of this clause, and executed in accordance with paragraph (d)(3) of this clause.

    (h) The Government shall pay interest on the amount found due and unpaid from (1) the date the Contracting Officer receives the claim (properly certified if required), or (2) the date payment otherwise would be due, if that date is later, until the date of payment. Simple interest on claims shall be paid at the rate, fixed by the Secretary of the Treasury as provided in the Act, which is applicable to the period which the Contracting Officer receives the claim and then at the rate applicable for each 6-month period as fixed by the Treasury Secretary during the pendency of the claim.

    (i) The Contractor shall proceed diligently with performance of this contract, pending final resolution of any request for relief, claim, appeal, or action arising under the contract, and comply with any decision of the Contracting Officer.

38. 552.270-40 - ASBESTOS AND HAZARDOUS WASTE MANAGEMENT (AUG 1992)

    The certifications made by the Offeror regarding asbestos and hazardous waste management contained in the representation and certification provisions of this lease are material representations of fact upon which the Government relies when making award. If it is later determined that the presence or management of asbestos and/or hazardous waste has been misrepresented, the Government reserves the right to require the Lessor, at no cost to the Government, to abate (remove, encapsulate, enclose, or repair) such asbestos and/or mitigate hazardous waste conditions, with such work performed in accordance with Federal (e.g., EPA, OSHA, and DOT), State, and local regulations and guidance, or, alternatively, the Government may terminate the lease. This is in addition to other remedies available to the Government.


INITIALS:_______ & ___________       22
          LESSOR    GOVERNMENT

39. 52.222-26 - EQUAL OPPORTUNITY (APR 1984)

    (Applicable to leases which exceed $10,000.)

    (a) If, during any 12-month period (including the 12 months preceding the award of this contract), the Contractor has been or is awarded nonexempt Federal contracts and/or subcontracts that have an aggregate value in excess of $10,000, the Contractor shall comply with subparagraphs (b)(1) through (11) below. Upon request, the Contractor shall provide information necessary to determine the applicability of this clause.

    (b)  During performing this contract, the Contractor agrees as follows:

         (1) The Contractor shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin.

         (2) The Contractor shall take affirmative action to ensure the applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. This shall include, but not be limited to,
              (i) employment, (ii) upgrading, (iii) demotion, (iv) transfer,
              (v) recruitment or recruitment advertising, (vi) layoff or termination, (vii) rates of pay or other forms of compensation, and (viii) selection for training, including apprenticeship.

         (3) The Contractor shall post in conspicuous places available to employees and applicants for employment the notices to be provided by the Contracting Officer that explain this clause.

         (4) The Contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

         (5) The Contractor shall send, to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, the notice to be provided by the Contracting Officer advising the labor union or workers' representative of the Contractor's commitments under this clause, and post copies of the notice in conspicuous places available to employees and applicants for employment.

         (6) The Contractor shall comply with Executive Order 11246, as amended, and the rules, regulations, and orders of the Secretary of Labor.

         (7) The Contractor shall furnish to the contracting agency all information required by Executive Order 11246, as amended, and by the rules, regulations, and orders of the Secretary of Labor. Standard Form 100 (EEO-1), or any successor form, is the prescribed form to be filed within 30 days following the award, unless filed within 12 months preceding the date of award.

         (8) The Contractor shall permit access to its books, records, and accounts by the contracting agency or the Office of Federal Contract Compliance Programs (OFCCP) for the purpose of investigation to ascertain the Contractor's compliance with the applicable rules, regulations, and orders.

         (9) If the OFCCP determines that the Contractor is not in compliance with this clause or any rule, regulation, or order of the Secretary of Labor, this contract may be canceled, terminated, or suspended in whole or in part and the Contractor may be declared ineligible for further Government contracts, under the procedures authorized in Executive

INITIALS:_______ & ___________       23
          LESSOR    GOVERNMENT

              Order 11246, as amended. In addition, sanctions may be imposed and remedies invoked against the Contractor as provided in Executive Order 11246, as amended, the rules, regulations, and orders of the Secretary of Labor, or as otherwise provided by law.

         (10) The Contractor shall include the terms and conditions of subparagraph (b)(1) through (11) of this clause in every subcontract or purchase order that is not exempted by the rules, regulations, or orders of the Secretary of Labor issued under Executive Order 11246, as amended, so that these terms and conditions will be binding upon each subcontractor or vendor.

         (11) The Contractor shall take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing these items and conditions, including sanctions for noncompliance; provided, that if the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of any direction, the Contractor may request the United States to enter into the litigation to protect the interests of the United States.

    (c) Notwithstanding any other clause in this contract, disputes relative to this clause will be governed by the procedures in 41 CFR 60-1.1.

40. 52.222-35 - AFFIRMATIVE ACTION FOR SPECIAL DISABLED AND VIETNAM ERA VETERANS (APR 1984)

    (Applicable to leases which exceed $10,000.)

    (a)  Definitions.

    "Appropriate office of the State employment service system," as used in this clause, means the local office of the Federal-State national system of public employment offices assigned to serve the area where the employment opening is to be filled, including the District of Columbia, Guam, Puerto Rico, Virgin Islands, American Samoa, and the Trust Territory of the Pacific Islands.

    "Openings that the Contractor proposes to fill from within its own organization," as used in this clause, means employment openings for which no one outside the Contractor's organization (including any affiliates, subsidiaries, and the parent companies) will be considered and includes any openings that the Contractor proposes to fill from regularly establish "recall" lists.

    "Opening that the Contractor proposes to fill under a customary and traditional employer-union hiring arrangement," as used in this clause, means employment openings that the Contractor proposes to fill from union halls, under their customary and traditional employer-union hiring relationship.

    "Suitable employment openings," as used in this clause--

         (1) Includes, but is not limited to, openings that occur in jobs categorized as--

              (i)   Production and nonproduction;

              (ii)  Plant and office;

              (iii) Laborers and mechanics;

              (iv)  Supervisory and nonsupervisory;

              (v)   Technical; and

              (vi) Executive, administrative, and professional positions compensated on a salary basis of less than $25,000 a year; and


INITIALS:_______ & ___________       24
          LESSOR    GOVERNMENT

         (2) Includes full-time employment, temporary employment of over 3 days, and part-time employment, but not openings that the Contractor proposes to fill from within its own organization or under a customary and traditional employer-union hiring arrangement, nor openings in an educational institution that are restricted to students of that institution.

    (b)  General.

         (1) Regarding any position for which the employee or applicant for employment is qualified, the Contractor shall not discriminate against the individual because the individual is a special disabled or Vietnam era veteran. The Contractor agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified special disabled and Vietnam era veterans without discrimination based upon their disability or veterans' status in all employment practices such as--

              (i)     Employment;

              (ii)    Upgrading;

              (iii)   Demotion or transfer;

              (iv)    Recruitment;

              (v)     Advertising;

              (vi)    Layoff or termination;

              (vii)   Rates of pay or other forms of compensation; and

              (viii)  Selection for training, including apprenticeship.

         (2) The Contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Vietnam Era Veterans' Readjustment Assistance Act of 1972 (the Act), as amended.

    (c)  Listing openings.

         (1) The Contractor agrees to list all suitable employment openings existing at contract award or occurring during contract performance, at an appropriate office of the State employment service system in the locality where the opening occurs. These openings include those occurring at any contractor facility, including one not connected with performing this contract. An independent corporate affiliate is exempt from this requirement.

         (2) State and local government agencies holding Federal contracts of $10,000 or more shall also list all their suitable openings with the appropriate office of the State employment service.

         (3) The listing of suitable employment openings with the State employment service system is required at least concurrently with using any other recruitment source or effort and involves the obligations of placing a bona fide job order, including accepting referrals of veterans and nonveterans. This listing does not require hiring any particular job applicant or hiring from any particular group of job applicants and is not intended to relieve the Contractor from any requirements of Executive orders or regulations concerning nondiscrimination in employment.

         (4) Whenever the Contractor becomes contractually bound to the listing terms of this clause, it shall advise the State employment service system, in each State where it has establishments, of the name and location of each hiring location in the State. As long as the Contractor is contractually bound to these terms and has so advised the State system, it need not advise the State system of subsequent contracts. The Contractor may advise the State system when it is no longer bound by this contract clause.


INITIALS:_______ & ___________       25
          LESSOR    GOVERNMENT

         (5) Under the most compelling circumstances, an employment opening may not be suitable for listing, including situations when (i) the Government's needs cannot reasonably be supplied, (ii) listing would be contrary to National security, or (iii) the requirement of listing would not be in the Government's interest.

    (d)  Applicability.

         (1) This clause does not apply to the listing of employment openings which occur and are filled outside the 50 states, the District of Columbia, Puerto Rico, Guam, Virgin Islands, American Samoa, and the Trust Territory of the Pacific Islands.

         (2) The terms of paragraph (c) above of this clause do not apply to openings that the Contractor proposes to fill from within its own organization or under a customary and traditional employer-union hiring arrangement. This exclusion does not apply to a particular opening once an employer decides to consider applicants outside of its own organization or employer-union arrangement for that opening.

    (e)  Postings.

         (1) The Contractor agrees to post employment notices stating (i) the Contractor's obligation under the law to take affirmative action to employ and advance in employment qualified special disabled veterans and veterans of the Vietnam era, and (ii) the rights of applicants and employees.

         (2) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. They shall be in a form prescribed by the Director, Office of Federal Contract Compliance Programs, Department of Labor (Director) and provided by or through the Contracting Officer.

         (3) The Contractor shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Contractor is bound by the terms of the Act, and is committed to take affirmative action to employ, and advance in employment, qualified special disabled and Vietnam era veterans.

    (f)  Noncompliance.

         If the Contractor does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

    (g)  Subcontracts.

         The Contractor shall include the terms of this clause in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary. The Contractor shall act as specified by the Director to enforce the terms, including action for noncompliance.

41. 52.222-36 - AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS (APR 1984)

    (Applicable to leases which exceed $2,500.)

    (a)  General.

         (1) Regarding any position for which the employee or applicant for employment is qualified, the Contractor shall not discriminate against any employee or applicant


INITIALS:_______ & ___________       26
          LESSOR    GOVERNMENT
              because of physical or mental handicap. The Contractor agrees to take affirmative action to employ, advance in employment and otherwise treat qualified handicapped individuals without discrimination based upon their physical or mental handicap in all employment practices such as--

              (i)     Employment;

              (ii)    Upgrading;

              (iii)   Demotion or transfer,

              (iv)    Recruitment;

              (v)     Advertising;

              (vi)    Layoff or termination;

              (vii)   Rates of pay or other forms of compensation; and

              (viii)  Selection for training, including apprenticeship.

         (2) The Contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Rehabilitation Act of 1973 (29 USC 793) (the Act), as amended.

    (b)  Postings.

         (1) The Contractor agrees to post employment notices stating (i) the Contractor's obligation under the law to take affirmative action to employ and advance in employment qualified handicapped individuals and (ii) the rights of applicants and employees.

         (2) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. They shall be in a form prescribed by the Director, Office of Federal Contract Compliance Programs, Department of Labor (Director), and provided by or through the Contracting Officer.

         (3) The Contractor shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Contractor is bound by the terms of Section 503 of the Act and is committed to take affirmative action to employ, and advance in employment, qualified physically and mentally handicapped individuals.

    (c) Noncompliance. If the Contractor does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

    (d) Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order in excess of $2,500 unless exempted by rules, regulations, or orders of the Secretary. The Contractor shall act as specified by the Director to enforce the terms, including action for noncompliance.

42. 52.222-37 - EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA (JAN 1988)

    (Applicable to leases which exceed $10,000.)

    (a) The Contractor shall report at least annually, as required by the Secretary of Labor, on:

         (1) The number of special disabled veterans and the number of veterans of the Vietnam era in the workforce of the contractor by job category and hiring location; and


INITIALS:________ & ___________       27
          LESSOR     GOVERNMENT

         (2) The total number of new employees hired during the period covered by the report, and of that total, the number of special disabled veterans, and the number of veterans of the Vietnam era.

    (b) The above items shall be reported by completing the form entitled "Federal Contractor Veterans' Employment Report VETS-100."

    (c) Reports shall be submitted no later than March 31 of each year beginning March 31, 1988.

    (d) The employment activity report required by paragraph (a)(2) of this clause shall reflect total hires during the most recent 12-month period as of the ending date selected for the employment profile report required by paragraph (a)(1) of this clause. Contractors may select an ending date: (1) As of the end of any pay period during the period January through March 1 of the year the report is due, or (2) as of December 31, if the Contractor has previous written approval from the Equal Employment Opportunity Commission to do so for purposes of submitting the Employer Information Report EEO-1 (Standard Form
         100).

    (e) The count of veterans reported according to paragraph (a) of this clause shall be based on voluntary disclosure. Each Contractor subject to the reporting requirements at 38 U.S.C. 2012(d) shall invite all special disabled veterans and veterans of the Vietnam era who wish to benefit under the affirmative action program at 38 U.S.C. 2012 to identify themselves to the Contractor. The invitation shall state that the information is voluntarily provided, that the information will be kept confidential, that disclosure or refusal to provide the information will not subject the applicant or employee to any adverse treatment, and that the information will be used only in accordance with the regulations promulgated under 38 U.S.C. 2012.

    (f) Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary.

43. 52.209-6 - PROTECTING THE GOVERNMENT'S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (JUNE 1991)

    (a) The Government suspends or debars Contractors to protect the Government's interests. Contractors shall not enter into any subcontract in excess of the small purchase limitation at FAR 13.000 with a Contractor that has been debarred, suspended, or proposed for debarment unless there is a compelling reason to do so.

    (b) The Contractor shall require each proposed first-tier subcontractor, whose subcontract will exceed the small purchase limitation a FAR 13.000, to disclose to the Contractor, in writing, whether as of the time of award of the subcontract, the subcontractor, or its principals, is or is not debarred, suspended, or proposed for debarment by the Federal Government.

    (c) A corporate officer or designee of the Contractor shall notify the Contracting Officer, in writing, before entering into a subcontract with a party that is debarred, suspended or proposed for debarment (See FAR 9.404 for information on the List of Parties Excluded from Procurement Programs). The notice must include the following:


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          LESSOR     GOVERNMENT

         (1)  The name of the subcontractor;

         (2) The Contractor's knowledge of the reasons for the subcontractor being on the List of Parties Excluded from Procurement Programs;

         (3) The compelling reason(s) for doing business with the subcontractor notwithstanding its inclusion on the List of Parties Excluded from Procurement Programs;

         (4) The systems and procedures the Contractor has established to ensure that it is fully protecting the Government's interests when dealing with such subcontractor in view of the specific basis for the party's debarment, suspension, or proposed debarment.

44. 52.215-24 - SUBCONTRACTOR COST OR PRICING DATA (DEC 1991)

    (Applies when the clause 52.215-22 is applicable.)

    (a) Before awarding any subcontract expected to exceed $100,000, or for the Department of Defense, the National Aeronautics and Space Administration and the Coast Guard, expected to exceed $500,000, when entered into, or before pricing any subcontract modification involving a pricing adjustment expected to exceed $100,000, or for the Department of Defense, the National Aeronautics and Space Administration and the Coast Guard, expected to exceed $500,000, the Contractor shall require the subcontractor to submit cost or pricing data (actually or by specific identification in writing), unless the price is--

         (1)  Based on adequate price competition;

         (2) Based on established catalog or market prices of commercial items sold in substantial quantities to the general public; or

         (3)  Set by law or regulation.

    (b) The Contractor shall require the subcontractor to certify in substantially the form prescribed in subsection 15.804-4 of the Federal Acquisition Regulation (FAR) that, to the best of its knowledge and belief, the data submitted under paragraph (a) of this clause were accurate, complete, and current as of the date of agreement on the negotiated price of the subcontract or subcontract modification.

    (c) In each subcontract that exceeds $100,000, or for the Department of Defense, the National Aeronautics and Space Administration, and the Coast Guard, expected to exceed $500,000, when entered into, the Contractor shall insert either--

         (1) The substance of this clause, including this paragraph (c), if paragraph (a) above requires submission of cost or pricing data for the subcontract; or

         (2) The substance of the clause at at 52.215-25, Subcontractor Cost or Pricing Data--Modifications.

45. 52.219-8 - UTILIZATION OF SMALL BUSINESS CONCERNS AND SMALL DISADVANTAGED BUSINESS CONCERNS (FEB 1990)

    (Applicable to leases which exceed $25,000.)

    (a) It is the policy of the United States that small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals


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          LESSOR     GOVERNMENT
         shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals.

    (b) The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause.

    (c) As used in this contract, the term "small business concern" shall mean a small business as defined pursuant to section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern (1) which is at least 51 percent unconditionally owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 per centum of the stock of which is unconditionally owned by one or more socially and economically disadvantaged individuals; and (2) whose management and daily business operations are controlled by one or more of such individuals. This term also means a small business concern that is at least 51 percent unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirements of 13 CFR 124. The Contractor shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans, and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to section 8(a) of the Small Business Act. The Contractor shall presume that socially and economically disadvantaged entities also include Indian Tribes and Native Hawaiian Organizations.

    (d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.

46. 52.219-9 - SMALL BUSINESS AND SMALL DISADVANTAGED BUSINESS SUBCONTRACTING PLAN (JAN 1991)

    (Applicable to leases which exceed $500,000.)

    This clause incorporates the clause at FAR 52.219-9 by reference. It has the same force and effect as if it were included in full text. Upon request, the contracting officer will make the full text available.


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          LESSOR     GOVERNMENT

47. 52.219-16 - LIQUIDATED DAMAGES--SMALL BUSINESS SUBCONTRACTING PLAN (VARIATION) (AUG 1989).

    (Applicable to leases which exceed $500,000)

    (a) "Failure to make a good faith effort to comply with the subcontracting plan," as used in this clause, means a willful or intentional failure to perform in accordance with the requirements of the subcontracting plan approved under the clause in this contract entitled "Small Business and Small Disadvantaged Business Subcontracting Plan," or willful or intentional action to frustrate the plan.

    (b) If, at contract completion, or in the case of a commercial products plans, at the close of the fiscal year for which the plan is applicable, the Contractor has failed to meet its subcontracting goals and the Contracting Officer decides in accordance with paragraph (c) of this clause that the Contractor failed to make a good faith effort to comply with its subcontracting plan, established in accordance with the clause in this contract entitled Small and Small Disadvantaged Business Subcontracting Plans, the Contractor shall pay the Government liquidated damages in an amount stated. The amount of damages attributable to the Contractor's failure to comply shall be an amount equal to the actual dollar amount by which the Contractor failed to achieve each subcontract goal or, in the case of a commercial products plan, that portion of the dollar amount allocable to Government contracts by which the Contractor failed to achieve each subcontract goal.

    (c) Before the Contracting Officer makes a final decision that the Contractor has failed to make such good faith effort, the Contracting Officer shall give the Contractor written notice specifying the failure and permitting the contractor to demonstrate what good faith efforts have been made. Failure to respond to the notice may be taken as an admission that no valid explanation exists. If, after consideration of all pertinent data, the Contracting Officer finds that the Contractor failed to make a good faith effort to comply with the subcontracting plan, the Contracting Officer shall issue a final decision to that effect and require that the contractor pay the Government liquidated damages as provided in paragraph (b) of this clause.

    (d) The Contractor shall have right of appeal, under the clause in this contract entitled Disputes, from any final decision of the Contracting Officer.

    (e) Liquidated damages shall be in addition to any other remedies that the Government may have.

48. 52.219-13 - UTILIZATION OF WOMEN-OWNED SMALL BUSINESSES (AUG 1986)

    (a) "Women-owned small businesses," as used in this clause, means businesses that are at least 51 percent owned by women who are United States citizens and who also control and operate the business.

         "Control," as used in this clause, means exercising the power to make policy decisions.

         "Operate," as used in this clause, means being actively involved in the day-to-day management of the business.


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          LESSOR     GOVERNMENT

         "Small business concern," as used in this clause, means a concern including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria and size standards in 13 CFR 121.

    (b) It is the policy of the United States that women-owned small businesses shall have the maximum practicable opportunity to participate in performing contracts awarded by any Federal agency.

    (c) The Contractor agrees to use its best efforts to give women-owned small businesses the maximum practicable opportunity to participate in the subcontracts it awards to the fullest extent consistent with the efficient performance of its contract.

    (d) The Contractor may rely on written representations by its subcontractors regarding their status as women-owned small businesses.


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          LESSOR     GOVERNMENT

ADDENDUM TO GENERAL CLAUSES

PART ONE - GENERAL CLAUSES:

The Government has received requests to modify some of its General Clauses. Some of the requested changes have been considered because some offerors indicated that these changes would enable them to obtain better financing through which a lower rental rate could be offered to the Government.

At this time the Government would like to further consider this issue to assess the financial impact of it. Therefore, best and final offers are requested to also contain a rental rate structured on the following potential General Clause modifications. Owners and/or their agents should submit an alternative GSA form 1364 to reflect a revised offer based on the General Clauses modifications contained in this Amendment. Block 20 should indicate that the alternate offer is based on these modifications.

Although the financial evaluation portion of all offerors will not be based on the additional rental rate as requested above, if there is a financial impact in the event the Government decided to allow the modifications to the General Clauses contained herein, owners and/or their agents are requested to submit an additional rental rate structured on these modifications contained herein. If there is no financial impact, an alternate GSA Form 1364 is not required, but offerors must state that there is no impact in their offer. If the Government determines that the reduced rental rate the winning offeror submits justifies the various risks assumed in allowing the modifications contained in this amendment to the General Clauses, the Government reserves the right to accept the offer of the prevailing offeror with the modifications allowed.

The following Modifications to the General Clauses are proposed:

1.  General Clause 2. 552.270-11 - Subletting and Assignment

The Government may assign the lease or sublet any part of the premises, but shall not be relieved of any obligation under this lease by reason of any such assignment or subletting.


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          LESSOR     GOVERNMENT